        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997
                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             FAC REALTY TRUST, INC.

             (Exact name of registrant as specified in its charter)

               MARYLAND                                   6798                                  56-1819372
    (State or other jurisdiction of           (Primary Standard Industrial                     (IRS Employer
    incorporation or organization)             Classification Code Number)                  Identification No.)

                             11000 REGENCY PARKWAY
                                   SUITE 300
                           CARY, NORTH CAROLINA 27511
                    (Address of principal executive offices)

                               C. CAMMACK MORTON
                             11000 REGENCY PARKWAY
                                   SUITE 300
                           CARY, NORTH CAROLINA 27511
                                 (919) 462-8787
       (Address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                WITH COPIES TO:

                  MICHAELA M. TWOMEY, ESQ.                                         BRAD S. MARKOFF, ESQ.
           SENIOR VICE PRESIDENT & GENERAL COUNSEL                                   ALSTON & BIRD LLP
                    11000 REGENCY PARKWAY                                          3605 GLENWOOD AVENUE
                          SUITE 300                                                      SUITE 310
                 CARY, NORTH CAROLINA 27511                                    RALEIGH, NORTH CAROLINA 27612

                            ------------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                            ------------------------

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                       CLASSIFICATION OF REGISTRATION FEE

                                                              PROPOSED MAXIMUM     PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF             AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING        AMOUNT OF
     SECURITIES TO BE REGISTERED           REGISTERED(1)          PER UNIT             PRICE(2)         REGISTRATION FEE
Common Stock, par
value $.01 per share..................      12,224,229              $6.75             $82,513,546            $25,005

(1) Represents the estimated maximum number of shares of Common Stock to be issued in exchange for all of the issued and outstanding shares of FAC Realty, Inc. in connection with its reincorporation in Maryland from Delaware.
(2) Pursuant to Rule 457(f), the filing fee has been computed based on the market value of the shares of common stock of FAC Realty, Inc. to be exchanged in the reincorporation, computed pursuant to Rule 457(c) using the average of the high and low prices reported in the consolidated reporting system of such common stock as reported on the New York Stock Exchange on October 28, 1997.
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS REFERENCE SHEET

                       ITEM NUMBER/CAPTION                                    HEADINGS IN PROXY STATEMENT/PROSPECTUS
------------------------------------------------------------------  ----------------------------------------------------------
A. Information About the Transaction

    1.  Forepart of the Registration Statement and Outside Front
        Cover Page of Prospectus..................................  Facing Page of the Registration Statement; Cross Reference
                                                                    Sheet; Outside Front Cover Page of Proxy
                                                                    Statement/Prospectus.
    2.  Inside Front and Outside Back Cover Pages of Prospectus...  Available Information; Information Incorporated by
                                                                    Reference; Table of Contents.
    3.  Risk Factors, Ratio of Earnings to Fixed Charges and Other
        Information...............................................  The Company; Description of the Proposed Transaction
    4.  Terms of the Transaction..................................  Description of the Proposed Transaction.
    5.  Pro Forma Financial Information...........................  Not Applicable.
    6.  Material Contracts With the Company
        Being Acquired............................................  Not Applicable.
    7.  Additional Information Required for Reoffering by Persons
        and Parties Deemed to be Underwriters.....................  Not Applicable.
    8.  Interests of Named Experts and Counsel....................  Experts; Legal Matters.
    9.  Disclosure of Commission Position
        on Indemnification........................................  Description of the Proposed Transaction.

B. Information About the Registrant

   10.  Information With Respect to S-3 Registrants...............  Not Applicable.
   11.  Incorporation of Certain Information by Reference.........  Not Applicable.
   12.  Information With Respect to S-2 or S-3 Registrants........  Available Information; Information Incorporated by
                                                                    Reference; The Company.
   13.  Incorporation of Certain Information by Reference.........  Not Applicable.
   14.  Information With Respect to Registrants Other than
        S-2 or S-3 Registrants....................................  Not Applicable.

C. Information about the Company Being Acquired

   15.  Information With Respect to S-3 Companies.................  Available Information; Information Incorporated by
                                                                    Reference; The Company.
   16.  Information With Respect to S-2 or S-3 Companies..........  Not Applicable.
   17.  Information With Respect to Companies Other than
        S-2 or S-3 Companies......................................  Not Applicable.

D. Voting and Management Information

   18.  Information if Proxies, Consents or Authorizations are to
        be Solicited..............................................  Outside Front Cover Page of Proxy Statement/Prospectus;
                                                                    Available Information; Information Incorporated by
                                                                    Reference; Description of the Proposed Transaction;
                                                                    Federal Income Tax Consequences; Accounting Treatment of
                                                                    the Merger; Appraisal Rights; Approval Required for
                                                                    Reincorporation; Recommendation of the Board of Directors.
   19.  Information if Proxies, Consents or Authorizations are not
        to be Solicited, or in an Exchange Offer..................  Not Applicable.

                                FAC REALTY, INC.
                             11000 REGENCY PARKWAY
                                   SUITE 300
                           CARY, NORTH CAROLINA 27511

                                                                November 7, 1997

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders of FAC Realty, Inc., a Delaware corporation (the "Company"), to be held at the Company's offices, 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511, on December 15, 1997 at 10:00 a.m., local time (the "Special Meeting").

     At the Special Meeting, you will be asked to approve the reincorporation of the Company from the State of Delaware to the State of Maryland (the "Reincorporation"). The Reincorporation will be accomplished through the merger of the Company into FAC Realty Trust, Inc., a Maryland corporation (the "Maryland Company"). The Maryland Company is a wholly owned subsidiary of the Company, which was formed for the sole purpose of effecting the Reincorporation. As a result of the Reincorporation, each outstanding share of common stock of the Company will be converted into one share of common stock of the Maryland Company.

     Upon consummation of the Reincorporation, the Maryland Company intends to reorganize itself into an umbrella partnership structure (an "UPREIT") through the contribution of substantially all of its assets into a to-be-formed limited partnership (the "Operating Partnership"), which will be controlled by the Maryland Company as its sole general partner. Initially, the Maryland Company will own, directly or indirectly, all of the interests in the Operating Partnership.

     The Board of Directors believes the Reincorporation, including the UPREIT conversion, is in the best interests of the Company and its stockholders for the following reasons:

          (1) The Company will realize a cost savings in annual franchise tax payments of approximately $150,000 by changing its state of incorporation from Delaware to Maryland;

          (2) By adopting an UPREIT structure, the Company will realize annual cost savings of approximately $188,000 beginning in 1998 related to state franchise tax payments on its assets located in certain states; and

          (3) An UPREIT structure may enable the Company to acquire properties under more favorable economic terms.

     Details of the proposed Reincorporation and information regarding the Company are contained in the attached Proxy Statement/Prospectus, which you are encouraged to read carefully.

     The Reincorporation requires the affirmative vote of the stockholders owning a majority of the outstanding shares of common stock of the Company. Accordingly, whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement/Prospectus at any time before it has been voted at the Special Meeting. If you attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated. This solicitation is made on behalf of the Board of Directors of the Company.

                                         Sincerely,

                                         C. Cammack Morton
                                         President and Chief Executive Officer

                           NOTICE OF SPECIAL MEETING

                                FAC REALTY, INC.
                             11000 REGENCY PARKWAY
                                   SUITE 300
                           CARY, NORTH CAROLINA 27511

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of FAC Realty, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices, 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511, on December 15, 1997 at 10:00 a.m., local time, to consider and vote on a proposal to approve the reincorporation of the Company from the State of Delaware to the State of Maryland.

     Only stockholders of record at the close of business on October 31, 1997 will be entitled to notice of and to vote at the Special Meeting or any adjournment thereof.

                                         By Order of the Board of Directors

                                         Robin W. Malphrus
                                         SECRETARY

Dated: November 7, 1997

     YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION. PLEASE MAIL YOUR PROXY TODAY.

                                FAC REALTY, INC.
                                PROXY STATEMENT
                            ------------------------

                             FAC REALTY TRUST, INC.
                                   PROSPECTUS

     This Proxy Statement/Prospectus is furnished to the stockholders of FAC Realty, Inc. ("the Company") in connection with the solicitation by the Board of Directors of proxies for use at a special meeting of stockholders (the "Special Meeting") to be held on December 15, 1997. The Special Meeting will be held at 10:00 a.m. at the Company, 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511.

     At the Special Meeting, you will be asked to approve the reincorporation of the Company from the State of Delaware to the State of Maryland (the "Reincorporation"). The Reincorporation will be accomplished through the merger of the Company into FAC Realty Trust, Inc., a wholly owned subsidiary of the Company formed for the sole purpose of effecting the Reincorporation (the "Maryland Company"). As a result of the Reincorporation, each outstanding share of common stock of the Company will be converted into one share of common stock of the Maryland Company. Upon consummation of the Reincorporation, the Company intends to reorganize itself into an umbrella partnership structure (an "UPREIT") through the contribution of substantially all of its assets into a to-be-formed limited partnership (the "Operating Partnership"), which will be controlled by the Maryland Company as its sole general partner. Initially, the Maryland Company will own, directly or indirectly, all of the interests in the Operating Partnership.

     The Board of Directors of the Company is seeking your approval of the Reincorporation because it would reduce the Company's annual tax obligations. In addition, the UPREIT conversion, which is a part of the Reincorporation proposal, should further reduce the Company's annual tax obligations and improve the Company's ability to acquire additional properties on favorable terms.

     Returning your completed proxy will not prevent you from voting in person at the Special Meeting should you be present and wish to do so. Proxies may be revoked at any time before exercise thereof by filing a notice of such revocation or a later dated proxy with the secretary of the Company or by voting in person at the Special Meeting. Consequently, execution of the proxy will not in any way affect a stockholder's right to attend the Special Meeting, revoke his or her proxy, and vote in person.

     Holders of record of shares of common stock (the "Common Stock") of the Company as of the close of business on the record date, October 31, 1997, are entitled to receive notice of, and to vote at, the Special Meeting. The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote on the proposal is required for approval of the Reincorporation. At the close of business on October 31, 1997, 12,224,229 shares of Common Stock were issued and outstanding.

     This Proxy Statement/Prospectus also relates to the issuance of 12,224,229 shares of common stock, $.01 par value, of the Maryland Company in exchange for the shares of Common Stock of the Company.

     This Proxy Statement/Prospectus, form of proxy and notice of meeting are being mailed to stockholders on or about November 7, 1997.

   THE SECURITIES TO WHICH THIS PROXY STATEMENT/PROSPECTUS RELATE HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
     OR BY ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
        UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
         STATEMENT/PROSPECTUS. ANY       REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

        The date of this Proxy Statement/Prospectus is November 7, 1997.

                             AVAILABLE INFORMATION

        The Maryland Company has filed a registration statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), with the Securities and Exchange Commission (the "Commission") covering the shares of common stock to be issued in connection with the Reincorporation. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. For further information pertaining to the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof.

        The Company is and after the Reincorporation will continue to be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at its regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is: http://www.sec.gov. The Company's Common Stock is currently listed on the New York Stock Exchange ("NYSE") and such reports, proxy statements and other information concerning the Company can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE WITHOUT CHARGE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS WHICH ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) UPON REQUEST FROM THE COMPANY AT 11000 REGENCY PARKWAY, SUITE 300, CARY, NORTH CAROLINA 27511,
   ATTENTION: ROBIN W. MALPHRUS, TELEPHONE: (919) 462-8787. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 1, 1997.

                     INFORMATION INCORPORATED BY REFERENCE
                       IN THIS PROXY STATEMENT/PROSPECTUS

        The following documents filed with the Commission by the Company pursuant to the Exchange Act are hereby incorporated in this Proxy Statement/Prospectus by reference:

          1. Annual report on Form 10-K for the year ended December 31, 1996, as amended on Form 10-K/A on April 16, 1997;

          2. Quarterly report on Form 10-Q for the quarter ended March 31, 1997;

          3. Quarterly report on Form 10-Q for the quarter ended June 30, 1997;

          4. Current reports on Form 8-K dated February 19, 1997; dated April 11, 1997 (as amended on Form 8-K/A on May 27, 1997); dated May 19, 1997; and dated September 10, 1997.

          5. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, as amended, dated April 30, 1993; and

          6. All documents subsequently filed by the Company pursuant to
     Section 13(a), 13(d), 14 or 15(d) of the Exchange Act prior to the date of the Special Meeting.

     Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                              TABLE OF CONTENTS

THE COMPANY ................................................................4

RECENT DEVELOPMENTS ........................................................4

       Pending Acquisition Activity ........................................4

       Pending Development Activity.........................................4

       Changes in Management ...............................................5

DESCRIPTION OF THE PROPOSED TRANSACTION.....................................5

       General..............................................................5

       Merger of FAC Realty, Inc. into Newly Formed Maryland Subsidiary.....6

       Certain Consequences of the Reincorporation..........................6

       Comparison of Rights of Stockholders of the Company and Stockholders
of the Maryland Company.....................................................7

       Reorganization as an UPREIT ........................................10

       Anticipated Form of Partnership Agreement of the Operating
Partnership................................................................11

FEDERAL INCOME TAX CONSIDERATIONS..........................................13

       Taxation of the Company as a REIT...................................13

       Tax Aspects of the Operating Partnership............................14

       Recent Legislation .................................................15

CERTAIN MARKET INFORMATION.................................................16

ACCOUNTING TREATMENT OF THE REINCORPORATION................................16

APPRAISAL RIGHTS ..........................................................16

APPROVAL REQUIRED FOR REINCORPORATION......................................16

VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION..........................17

RECOMMENDATION OF THE BOARD OF DIRECTORS...................................17

EXPERTS....................................................................17

LEGAL MATTERS .............................................................18

STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING..............................18

GENERAL ...................................................................18

APPENDIX A AGREEMENT AND PLAN OF MERGER...................................A-1

APPENDIX B AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
  FAC REALTY TRUST, INC. .................................................B-1

APPENDIX C AMENDED AND RESTATED BYLAWS OF FAC REALTY TRUST, INC. .........C-1

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, OR INCORPORATED IN IT BY REFERENCE, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION WHERE OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, OR SOLICITATION OF AN OFFER, OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES OFFERED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER THE CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                                  THE COMPANY

     FAC Realty, Inc. (the "Company"), formerly Factory Stores of America, Inc., was incorporated in Delaware on March 31, 1993 as a self-administrated and self-managed real estate investment trust ("REIT"). The Company is principally engaged in the development, ownership, acquisition and operation of factory outlet and community shopping centers. The Company's revenues are primarily derived under real estate leases with national, regional and local retailing companies.

     The properties owned by the Company consist of: (i) 21 enclosed and 12 unenclosed factory outlet centers in 20 states aggregating approximately 4,600,000 square feet; (ii) five community shopping centers located in the Raleigh, North Carolina area aggregating approximately 600,000 square feet;
(iii) two unenclosed factory outlet centers held for sale aggregating approximately 150,000 square feet; (iv) one former factory outlet center that has been converted to commercial office use with approximately 150,000 square feet, which is currently under contract to sell; and (v) approximately 156 acres of outparcel land located near or adjacent to certain of the Company's centers, which are being marketed for lease or sale.

     As the owner of real estate, the Company is subject to risks arising in connection with the underlying real estate, including defaults under or non-renewal of tenant leases, competition, inability to rent unleased space, failure to generate sufficient income to meet operating expenses, as well as debt service, capital expenditures and tenant improvements, environmental matters, financing availability and changes in real estate and zoning laws. The success of the Company also depends upon certain key personnel, the Company's ability to maintain its qualification as a REIT, compliance with the terms and conditions of the debt on its income properties and other debt instruments, and trends in the national and local economy, including income tax laws, governmental regulations and legislation and population trends.

     This Proxy Statement/Prospectus, including documents incorporated by reference herein, contains forward-looking statements withing the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are identified by words such as "expect," "anticipate," "should" and words of similar import. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed above. The Company disclaims any duty to update these forward-looking statements.

                              RECENT DEVELOPMENTS

PENDING ACQUISITION ACTIVITY

     On October 7, 1997, the Company entered into an agreement to purchase ten shopping centers located in North Carolina and Virginia, totaling 1.2 million square feet, and to assume third-party management of an additional 1.0 million square feet of community shopping centers. The centers to be purchased are owned primarily by Roy O. Rodwell, Chairman and Co-Founder of Atlantic Real Estate Corporation ("ARC"), a privately held real estate development company based in Durham, North Carolina, and John M. Kane, Chairman of Kane Realty Corporation, a real estate development and brokerage company based in Raleigh, North Carolina. The transaction is valued at $72.1 million. The purchase of two of the shopping centers is subject to the final approval of two partnerships in which Mr. Kane and Mr. Rodwell, respectively, are the managing partners.

     In exchange for their equity ownership interests in the community centers, Mr. Rodwell, Mr. Kane and related parties will receive 1.68 million share-equivalent partnership units in a newly created partnership between the Company and the sellers. The Company will have a 90% interest in the newly created partnership. The number of partnership units to be issued to the sellers was based on a $9.50 price per share of the Company's Common Stock. Of the units to be issued, 391,067 will remain unissued until the completion of certain performance requirements. As part of the purchase price, the Company will also assume approximately $56.1 million of fixed rate debt on the properties to be acquired. Upon completion of its planned reorganization as an UPREIT, the Company would have the option of transferring the assets of the partnership to the Operating Partnership in exchange for Units in the Operating Partnership on a one-for-one basis. See "Description of the Proposed
Transaction -- Reorganization as an UPREIT."

PENDING DEVELOPMENT ACTIVITY

     On September 22, 1997, the Company and ARC jointly created Atlantic Realty LLC to own, develop and manage retail community and neighborhood shopping centers in the southeastern United States. The Company and ARC will own Atlantic

Realty LLC equally, with the Company serving as managing member overseeing its operations. Atlantic Realty LLC currently has plans to develop nearly one million square feet, including outparcels, over the next several years.

     The joint venture with ARC requires the Company to contribute the initial equity investment needed to develop the properties, to be determined on a project-by-project basis, and to perform leasing, property management and marketing functions. ARC will develop and build the centers, in addition to providing the anchor tenants and construction financing. In connection with the joint venture with ARC, Atlantic Realty LLC may convert in part to a downREIT partnership format, at which time ARC would receive units equivalent to shares of the Company's Common Stock in exchange for its ownership interest in each development project. The Company will receive interest on its equity contribution during the construction period and a cumulative preferred return during the period of operations through Atlantic Realty LLC's conversion to a partnership structure or the sale of the development projects. The Company will also receive management and leasing fees, while ARC will receive a construction management fee.

CHANGES IN MANAGEMENT

     In September of 1997, William H. Neville joined the Company as executive vice president and chief operating officer. Mr. Neville has more than 20 years of experience in the acquisition, development, leasing and management of shopping centers including community centers, outlet centers and regional malls.

                    DESCRIPTION OF THE PROPOSED TRANSACTION

     WHERE THE CONTEXT SO REQUIRES, THE TERMS (I) "COMPANY" SHALL MEAN THE MARYLAND COMPANY FOLLOWING THE REINCORPORATION, (II) "BOARD OF DIRECTORS" SHALL MEAN THE BOARD OF DIRECTORS OF THE MARYLAND COMPANY FOLLOWING THE
REINCORPORATION AND (III) "COMMON STOCK" SHALL MEAN THE MARYLAND COMPANY COMMON STOCK FOLLOWING THE REINCORPORATION.

GENERAL

     The Board of Directors of the Company (the "Board of Directors") has unanimously approved the proposed transaction to change the Company's state of incorporation from Delaware to Maryland (the "Reincorporation") and concurrently reorganize itself into an UPREIT structure. The Company believes that after the Reincorporation it will continue to be organized and will continue to operate in such a manner as to qualify for taxation as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors believes the Reincorporation is in the best interests of the Company and its stockholders for the following reasons:

          (1) The Company will realize a cost savings in annual franchise tax payments of approximately $150,000 by changing its state of incorporation from Delaware to Maryland;

          (2) By adopting an UPREIT structure, the Company will realize an annual cost savings of approximately $188,000 beginning in 1998 related to state franchise tax payments on its assets located in certain states; and

          (3) An UPREIT structure may enable the Company to acquire properties under more favorable economic terms.

     Delaware corporations are required to pay an annual franchise tax each year on its authorized capital stock. The Reincorporation will enable the Company to avoid paying Delaware's annual franchise tax beyond 1997. For the year ended December 31, 1997, the Company expects to pay the State of Delaware a franchise tax totaling approximately $150,000. The Company anticipates having to pay the same amount in franchise taxes for future years if it continues as a Delaware corporation. As a Maryland corporation, the Company would not be subject to such annual taxes other than the personal property tax filing fee of $100, provided that Maryland does not alter its current laws.

     Upon completion of the change in corporate domicile, the Company plans to adopt an UPREIT structure. An UPREIT is a real estate investment trust that controls and holds substantially all of its properties through an umbrella limited partnership (an "Operating Partnership"). The limited partnership interests ("Units") in an Operating Partnership can be issued to acquire property in transactions that would not trigger immediate tax obligations for certain sellers. Converting to an UPREIT could enable the Company to acquire properties at lower prices because of the tax advantages to some sellers of receiving Units as consideration. Such Units are generally redeemable for cash or shares of common stock of the REIT. UPREITs are structured so that distributions of cash from the Operating Partnership are allocated between the REIT and the other limited partners based upon their respective Unit ownership.

     Upon converting to an UPREIT structure, the Company would transfer substantially all of its assets to the Operating Partnership. Several of the states in which the Company presently owns properties (Alabama, Georgia, Kentucky, Tennessee and Texas) do not require a limited partnership to pay a franchise tax on assets owned in those states. Since the Company would transfer substantially all of its assets to the Operating Partnership upon conversion to an UPREIT structure, the Company estimates that it would save approximately $188,000 each year in franchise taxes in those states, provided such states do not alter their current tax laws. For the year ended 1997, the Company's estimated savings would be approximately $96,000 exclusive of the one-time payment of transfer taxes expected to be incurred upon the transfer of its assets to the Operating Partnership.

     In addition, a number of other changes will be effected as a result of the Reincorporation. Such changes are described below under the headings "Certain Consequences of the Reincorporation" and "Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company."

     The Board of Directors estimates that the aggregate cost of the Reincorporation will be approximately $50,000. The Company cannot predict precisely the cost of converting to an UPREIT at this time because the most appropriate method of transferring the Company's properties to the Operating Partnership has not yet been determined. Based on discussions with its advisors, the Company estimates that the cost of the UPREIT conversion will be approximately $150,000, consisting primarily of the one-time payment of state transfer taxes and related legal fees.

     In the event this proposal is not adopted, the Company will continue to operate as a Delaware corporation, remain subject to Delaware's annual franchise tax and not convert to an UPREIT structure.

MERGER OF FAC REALTY, INC. INTO NEWLY FORMED MARYLAND SUBSIDIARY

     The proposed Reincorporation would be accomplished by merging the Company into a newly formed Maryland subsidiary, named FAC Realty Trust, Inc. (the "Maryland Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), substantially in the form attached as Appendix A to this Proxy Statement/Prospectus. The Maryland Company was incorporated in Maryland on October 10, 1997 specifically for purposes of the Reincorporation and has conducted no business and has no material assets or liabilities. The Reincorporation would not result in any change in the Company's business, policies, assets or liabilities and would not result in any relocation of management or other employees. The principal executive offices of the Maryland Company have the same address and telephone number as those of the Company.

CERTAIN CONSEQUENCES OF THE REINCORPORATION

     EFFECTIVE TIME. The Reincorporation will take effect on the later of the time of filing (the "Effective Time") of a Certificate of Ownership and Merger with the Secretary of State of Delaware and Articles of Merger with the State Department of Assessments and Taxation of Maryland, which filings are anticipated to be made as soon as practicable after the Reincorporation proposal is approved by the stockholders of the Company. At the Effective Time, the separate corporate existence of the Company will cease and stockholders of the Company will become stockholders of the Maryland Company.

     MANAGEMENT AFTER THE REINCORPORATION. Immediately after the Reincorporation, the Board of Directors of the Maryland Company will be composed of the current members of the Board of Directors of the Company. The current members of the Board of Directors will continue to serve as directors of the Maryland Company for the same terms for which they would otherwise have served as directors of the Company.

     STOCKHOLDER RIGHTS. Certain differences in stockholder rights exist under Delaware General Corporation Law ("Delaware law") and Maryland General Corporation Law ("Maryland law"). See " -- Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company" for a more complete discussion of the differences between the rights of stockholders under Delaware and Maryland law.

     CONVERSION OF COMMON AND PREFERRED STOCK. As a result of the Reincorporation, each outstanding share of common stock of the Company will automatically be converted into one share of common stock of the Maryland Company (the "Maryland Common Stock"). Also, each outstanding share of preferred stock of the Company (the "Preferred Stock") will automatically be converted into one share of preferred stock of the Maryland Company (the "Maryland Preferred Stock"). Other than changes due to the differences between Delaware and Maryland law and certain differences between the charters and bylaws of the Company and the Maryland Company (see " -- Comparison of Rights of Stockholders of the Company and Stockholders of the Maryland Company"), there will be no changes in the rights, preferences and privileges of holders of the Common Stock or Preferred Stock as a result of the Reincorporation. The Maryland Common Stock will be listed on the NYSE Stock Exchange, Inc. (the "NYSE") under the same symbol as the Company's Common Stock.

     NUMBER OF SHARES OF STOCK AUTHORIZED AND OUTSTANDING. The number of outstanding shares of Maryland Common Stock immediately following the Reincorporation will equal the number of shares of Common Stock of the Company outstanding immediately prior to the Effective Time. The number of outstanding shares of Maryland Preferred Stock immediately following the Reincorporation will equal the number of shares of Preferred Stock of the Company outstanding immediately prior to the Effective Time. Similarly, the Reincorporation will have no effect on the number of authorized shares of the Company's capital stock.

     FRANCHISE TAX. As a result of the Reincorporation, the Company will not be subject to Delaware's annual franchise tax after 1997. For the year ended December 31, 1997, the Company and its subsidiaries expect to pay to the State of Delaware annual franchise taxes totaling approximately $150,000. The Company anticipates having to pay the same amount in franchise taxes for future years if it continues as a Delaware corporation. As a Maryland corporation, the Company would not be subject to such annual taxes other than the personal property tax filing fee of $100, provided that Maryland does not alter its current laws.

     COMPANY PLANS. The Company's Amended and Restated 1993 Employee Stock Option Plan, 1995 Directors' Stock Award Plan and 1996 Restricted Stock Plan (collectively, the "Plans") will be continued by the Maryland Company following the Reincorporation. Approval of the proposed Reincorporation will constitute approval of the adoption and assumption of the Plans by the Maryland Company. The Maryland Company also intends to continue the Company's Dividend Reinvestment Plan following the Reincorporation.

     OUTSTANDING OPTIONS. In addition to the assumption by the Maryland Company of all options outstanding under the Plans, any and all other outstanding options and other rights to acquire shares of Common Stock of the Company will be converted into options or rights to acquire shares of Maryland Common Stock.

     FEDERAL INCOME TAX CONSEQUENCES. The Reincorporation is intended to be tax free under the Code. Accordingly, no gain or loss will be recognized by the holders of shares of the Common Stock or the Preferred Stock as a result of the Reincorporation, and no gain or loss will be recognized by the Company or the Maryland Company. Each former holder of shares of the Common Stock or the Preferred Stock will have the same tax basis in the Maryland Common Stock or the Maryland Preferred Stock as such holder had in the shares of the Common Stock or the Preferred Stock prior to the Effective Time. Each stockholder's holding period with respect to the Maryland Common Stock or the Maryland Preferred Stock will include the period during which such holder held the corresponding Company shares provided such shares were held by such holder as a capital asset at the Effective Time. The Company has not obtained a ruling from the Internal Revenue Service with respect to the tax consequences of the Reincorporation.

     The foregoing is only a summary of certain federal income tax consequences. Stockholders should consult their own tax advisors regarding the federal tax consequences of the Reincorporation as well as any consequences under the laws of any other jurisdiction.

COMPARISON OF RIGHTS OF STOCKHOLDERS OF THE COMPANY AND STOCKHOLDERS OF THE MARYLAND COMPANY

     The Company is organized as a corporation under the laws of the State of Delaware and the Maryland Company is organized as a corporation under the laws of the State of Maryland. As a Delaware corporation, the Company is subject to Delaware law. The Company also is governed by its charter (the "Delaware Charter") and bylaws (the "Delaware Bylaws"), which have been adopted pursuant to Delaware law. As a Maryland corporation, the Maryland Company is governed by Maryland law and by its charter (the "Maryland Charter") and bylaws (the "Maryland Bylaws"). A number of differences between Delaware law and Maryland law and among these governing documents are summarized below.

     The discussion of the comparative rights of the stockholders of the Company and the stockholders of the Maryland Company as set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to Delaware law and Maryland law and also to the charter and bylaws of each company. The Maryland Charter and Maryland Bylaws as of the Effective Time will be substantially in the forms attached as Appendices B and C to this Proxy Statement/Prospectus and the Delaware Charter and Delaware Bylaws may be obtained from the Company, without charge, by contacting Robin W. Malphrus, FAC Realty, Inc., 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511.

     SPECIAL MEETINGS. The Delaware Bylaws provide that special meetings of the stockholders may be called by the holders of 20% or more of the outstanding voting stock of the Company entitled to vote at such meeting. Conversely, the Maryland Bylaws provide that special meetings of the stockholders may be called by the holders of a majority of the outstanding voting stock of the Maryland Company entitled to vote at such meeting. Unlike the Delaware Bylaws, the Maryland Bylaws require that each stockholder who requests a special meeting must jointly and severally agree to pay the Maryland Company's costs of holding the special meeting unless each of the resolutions introduced at the special meeting is adopted.

     REMOVAL OF DIRECTORS. Under the Delaware Bylaws, any director may be removed from the Board of Directors with or without cause by a vote of a majority of the votes entitled to be cast at any meeting of stockholders properly called for that purpose. The Maryland Charter, however, provides that a director may be removed from the board only for cause by the affirmative vote of the holders of a majority of the shares of capital stock of the Maryland Company outstanding and entitled to vote in the election of directors voting together as a group.

     The Maryland Charter defines "cause" as willful and continuous failure of a director to perform such director's duties for the company (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the company.

     VOTING REQUIREMENTS. The vote required to amend the Delaware Charter or, as of the Effective Time, the Maryland Charter is a majority of the outstanding stock entitled to vote, except that the Maryland Charter requires the approval of two-thirds of the shares of capital stock outstanding and entitled to vote in order to amend the restrictions on ownership and transfer of capital stock for REIT qualification purposes.

     RESTRICTIONS ON OWNERSHIP AND TRANSFER OF CAPITAL STOCK. The Maryland Charter will contain at the Effective Time restrictions on the ownership and transfer of its capital stock primarily intended to enable the Maryland Company to qualify as a REIT. These provisions are substantially similar to those in the Delaware Charter.

     The charters of both companies prohibit the ownership of more than 9.8% of the company's outstanding capital stock (common and preferred). Unlike the Delaware Charter, however, the Maryland Charter also prohibits ownership in excess of 9.8% of outstanding Common Stock. This provision will have the effect of reducing the maximum number of shares of Common Stock that may be held by any person, entity or affiliated group.

     LIMITATION OF LIABILITY. Pursuant to Delaware law and the Delaware Charter, the liability of directors of the Company to the Company or to any stockholder of the Company for money damages for breach of fiduciary duty has been eliminated, except for (i) breach of the directors' duty of loyalty to the Company or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividends or redemptions or purchases of stock, or (iv) any transaction from which the directors derived an improper personal benefit. In general, the liability of officers may not be eliminated or limited under Delaware law.

     Pursuant to Maryland law and the Maryland Charter, the liability of directors and officers of the Maryland Company to the Maryland Company or to any stockholder of the Maryland Company for money damages has been eliminated except for (i) actual receipt of an improper personal benefit in money, property or service and (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

     As a result of the Reincorporation, directors and officers of the Company may not be liable under Maryland law for certain actions for which they would have otherwise been liable under Delaware law; therefore, the likelihood of payments by the Company pursuant to its indemnification obligations (which are described below) may be reduced.

     INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Delaware Bylaws and the Maryland Bylaws each require the indemnification of officers and directors and the advancement of expenses incurred by such officers and directors in relation to any action, suit or proceeding. Under Delaware law, the termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that an officer or director is prohibited from being indemnified. Under Maryland law, such a termination creates a rebuttable presumption that such person is not entitled to indemnification. In addition, Delaware law requires court approval before there may be any indemnification where the person seeking indemnification has been found liable to the corporation. However, indemnification is prohibited under Maryland law if the person seeking indemnification has been found liable to the corporation in a proceeding brought by or in the right of the corporation. In addition, Maryland law provides that a person adjudged liable on the basis that personal benefit was improperly received may not be indemnified by the corporation. Thus, under these circumstances, Maryland law provides indemnification rights that are narrower than under Delaware law.

     Delaware law, Maryland law and the bylaws of both the Company and the Maryland Company may permit indemnification for liabilities arising under the Securities Act or the Exchange Act. The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act or the Exchange Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

     ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS. Under both Delaware law and Maryland law, stockholders may act by written consent in lieu of a stockholder meeting. Delaware law provides that, unless otherwise provided in the charter of a Delaware corporation, any action that may be taken at a stockholder meeting may be taken without a meeting, without prior notice and without a vote, upon the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a stockholder meeting at which all shares entitled to vote were present and voted. Maryland law provides that any action that may be taken at a stockholder meeting may be taken without a meeting only if (i) a unanimous written consent setting forth the matter is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent is signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

     Because Maryland law requires the unanimous written consent of all stockholders entitled to vote for actions by written consent, it will be very unlikely that stockholders of the Maryland Company will be able to take action by written consent. This provision of Maryland law may deter hostile takeovers, as a holder or group of holders controlling a majority in interest of the Maryland Company's stock will not be able to amend the Maryland Bylaws or remove directors pursuant to a stockholders' written consent unless they call a special meeting of the stockholders. However, the Company does not believe that this provision will have any material effect on the operation of the Company because the rules of the NYSE limit listed companies in using written consents in lieu of stockholder meetings.

     INSPECTION OF BOOKS AND RECORDS. Under Delaware law, any stockholder of the Company may examine the list of stockholders and any stockholder making a written demand may inspect any other corporate books and records for any purpose reasonably related to the stockholder's interest as a stockholder. Maryland law provides an absolute right of stockholder inspection for any purpose to individuals who have been stockholders for more than six months and, individually or as a group, own at least five percent or more of a Maryland corporation's outstanding voting shares. In addition, any stockholder of a Maryland corporation has the right to request the corporation to provide a sworn statement showing all stock and securities issued and all consideration received by the corporation within the preceding 12 months. Thus, as a Maryland corporation, stockholders of less than five percent of the Company's Common Stock will not be able to make written demand to inspect the books and records of the Company if the Reincorporation is approved.

     AMENDMENT TO BYLAWS. Under Delaware law, the stockholders may never be divested of the power to adopt, amend or repeal the bylaws. Such power may also be conferred upon the board of directors. Under Maryland law, the exclusive power to adopt, amend or repeal the bylaws may be conferred upon the stockholders, vested exclusively with the board of directors, or shared by both groups.

     Under both the Delaware Bylaws and the Maryland Bylaws, the bylaws may be altered, amended or repealed, or new bylaws may be adopted by the respective stockholders or by the respective boards of directors.

     DIVIDENDS AND OTHER DISTRIBUTIONS. Under Delaware law, dividends may be paid out of the surplus of the corporation or, if there is no surplus, out of net profits for the year in which the dividend is declared and/or the preceding fiscal year. Maryland law permits the payment of dividends and redemption of stock only if (i) the corporation would remain able to pay indebtedness that became due in the ordinary course of business or (ii) the corporation's total assets would remain greater than the sum of the corporation's liabilities plus, unless the charter provides otherwise, the amount that would be needed upon dissolution to satisfy the preferential rights of those stockholders whose preferential rights upon dissolution are superior to those receiving the distribution. The Company does not believe that the differences between Delaware and Maryland law regarding dividends or distributions will materially affect its dividends or distributions in the future.

     LAW REGULATING BUSINESS COMBINATIONS. Delaware law requires that a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities (a "business combination") between a corporation and any person who owns 15% or more of the outstanding voting stock of the corporation may not occur for three years following the date such person became such an interested stockholder unless (i) approved by the board of directors and holders of at least two-thirds of the outstanding voting stock (other than shares controlled by the interested stockholder), (ii) the board of directors approved the acquisition of voting stock pursuant to which such person became an interested stockholder, or (iii) an exemption is available.

     Under Maryland law, business combinations between a Maryland corporation and any person who is the beneficial owner of ten percent or more of the voting power of the outstanding voting stock of the corporation (an "Interested Maryland Stockholder") are generally prohibited for five years after the most recent date on which such person became an Interested Maryland Stockholder. Thereafter, unless an exemption is available, Maryland law provides that any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a)

80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) 66% of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Maryland Stockholder with whom the business combination is to be effected.

     The business combination statute could have the effect of discouraging offers to acquire the Maryland Company and of increasing the difficulty of consummating any such offers.

     CONTROL SHARE ACQUISITIONS. Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-third of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror or by officers or directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock previously acquired by such person, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders' meeting. If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to voting rights, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

     The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation.

     The control share acquisition statute could have the effect of discouraging offers to acquire the Maryland Company and of increasing the difficulty of consummating any such offers.

     Delaware law has no provision comparable to the Maryland control share acquisition statute.

     TRANSFER OF ASSETS TO ANOTHER ENTITY. Unlike Delaware law, which requires stockholder approval for any transfer of assets not in the ordinary course of business, Maryland law permits a corporation to transfer any or all of its assets to a subsidiary without stockholder approval if all of the equity interests of the subsidiary are owned, directly or indirectly, by the corporation.

REORGANIZATION AS AN UPREIT

     GENERAL. Upon completion of the Reincorporation, the Company plans to reorganize itself as an UPREIT. The reorganization is expected to be accomplished through the contribution of substantially all of the assets of the Company to the Operating Partnership in a tax-free transaction (other than certain state transfer taxes). In exchange for its assets, the Company will receive Units of interest in the Operating Partnership. Upon the initial formation of the Operating Partnership, the Company will be the sole general partner and will own, directly or indirectly, all of the interests in the Operating Partnership. As additional limited partners are admitted to the Operating Partnership in exchange for the contribution of properties, the Company's percentage ownership in the Operating Partnership will decline. The Company is currently considering the acquisition of certain properties that could be contributed to the Operating Partnership in exchange for Units. See "Recent Developments."

     After the reorganization, the Operating Partnership will be the entity through which the Company conducts substantially all of its business and owns substantially all of its assets (either directly or though subsidiaries). The Board of Directors of the

Company will manage the affairs of the Operating Partnership by directing the affairs of the Company as general partner of the Operating Partnership. The Company's limited and general partnership interests in the Operating Partnership will entitle it to share in cash distributions from, and in the profits and losses of, the Operating Partnership in proportion to its percentage interest therein and will entitle the Company to vote on all matters requiring a vote of the limited partners.

     RISKS OF UPREIT CONVERSION. In order to ensure that a seller is able to contribute its properties to the Operating Partnership on a tax-deferred basis, the seller of such properties may require the Company to agree to maintain a certain level of minimum debt at the Operating Partnership level and refrain from selling such properties for a period of time. Adoption of the UPREIT structure, therefore, could inhibit the Company from selling properties or retiring debt that would otherwise be in the best interest of the Company.

     Upon the admission of additional limited partners to the Operating Partnership, the Company (as general partner) would owe a fiduciary obligation to the limited partners. In most cases, the interests of the limited partners would coincide with the interests of the Company and its stockholders because
(i) the Company would own a majority of the limited partner interests in the Operating Partnership and (ii) the limited partners will generally receive shares of the Company's Common Stock upon redemption of their Units. Nevertheless, under certain circumstances, the interests of the limited partners might conflict with those of the stockholders. For example, the sale of certain properties or the sale or merger of the Company could cause adverse tax consequences to particular limited partners.

ANTICIPATED FORM OF PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP

     THE FOLLOWING SUMMARY OF THE PROPOSED PARTNERSHIP AGREEMENT OF THE OPERATING PARTNERSHIP (THE "OPERATING PARTNERSHIP AGREEMENT") AND THE DESCRIPTION OF CERTAIN PROVISIONS SET FORTH ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FORM OF OPERATING PARTNERSHIP AGREEMENT, WHICH IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROXY STATEMENT/PROSPECTUS IS A PART. THE OPERATING PARTNERSHIP WILL BE FORMED UNDER THE DELAWARE REVISED UNIFORM LIMITED PARTNERSHIP ACT, AS AMENDED.

     ALLOCATION OF DISTRIBUTIONS, PROFITS AND LOSSES. The Operating Partnership Agreement provides that, except as set forth below, the net operating cash of the Operating Partnership available for distribution, as well as net sales and refinancing proceeds, will be distributed from time to time as determined by the Company (but not less frequently than quarterly), pro rata in accordance with the partners' percentage interests. Profits and losses for tax purposes will also generally be allocated among the partners in accordance with their percentage interests, subject to compliance with the provisions of Section 704(b) and 704(c) of the Code and the Treasury Regulations thereunder. See "Federal Income Tax Considerations."

     MANAGEMENT. As the sole general partner of the Operating Partnership, the Company will generally have the exclusive right, responsibility and discretion in the management and control of the Operating Partnership. The limited partners of the Operating Partnership will generally have no authority to transact business or take any action on behalf of, or make any decision for, the Operating Partnership.

     The Operating Partnership Agreement provides that the Company shall not, without the consent of a majority of the holders of the Units, engage in any transaction or, in its capacity as the general partner, authorize the Operating Partnership to take any action to amend or terminate the Operating Partnership Agreement (other than amendments which do not adversely affect any limited partner), to make a general assignment for the benefit of creditors, to hold less than substantially all of its properties other than through the Operating Partnership, to institute any proceeding for bankruptcy or to be dissolved or liquidated.

     TRANSFERABILITY OF INTERESTS. The Operating Partnership Agreement generally provides that the Company may not withdraw from the Operating Partnership, or transfer or assign its interest in the Operating Partnership. The limited partners generally may transfer all or a portion of their interests in the Operating Partnership to a transferee. No transferee, however, will be admitted to the Operating Partnership as a substitute limited partner having the rights of a limited partner without the consent of the Company and the satisfaction of other conditions, including agreeing to be bound by the terms and conditions of the Operating Partnership Agreement.

     ADDITIONAL CAPITAL CONTRIBUTIONS; ISSUANCE OF ADDITIONAL PARTNERSHIP INTERESTS. No limited partner is required under the terms of the Operating Partnership Agreement to make additional capital contributions to the Operating Partnership. The Company is obligated to make additional capital contributions to the Operating Partnership (i) as described below in connection with the issuance of additional partnership interests to the Company and (ii) as specified below under " -- Awards Under Plans."

     The Operating Partnership Agreement authorizes the Company to issue on behalf of the Operating Partnership additional partnership interests in the Operating Partnership to any person other than the Company for any partnership purpose from time to time for such capital contributions and other consideration and on such terms and with such designations, preferences and rights as the Company shall determine. Such additional interests in the Operating Partnership may not be issued to the Company except in connection with an issuance of capital stock by the Company with designations, preferences and rights similar to the additional partnership interests that are issued, and the Company must make a capital contribution to the Operating Partnership in an amount equal to the proceeds received by the Company in connection with the issuance of such stock. As additional partnership interests are issued to new partners, the partnership interests of all existing partners of the Operating Partnership, including the Company, will be diluted proportionately.

     Except in connection with the redemption rights described below, the Company may not issue additional capital stock except on a pro rata basis to all stockholders, unless the proceeds of the issuance are contributed to the Operating Partnership as an additional capital contribution.

     REDEMPTION OF PARTNERSHIP UNITS. Generally, after a one-year holding period, the Operating Partnership will be obligated to redeem each Unit at the request of the holder thereof for cash equal to the fair market value of one share of Common Stock at the time of such redemption, provided that the Company may elect to acquire any such Unit presented for redemption for one share of Common Stock or an amount of cash of the same value. The Company presently anticipates that it will elect to issue Common Stock in connection with each such redemption, rather than having the Operating Partnership pay cash. With each such redemption, the Company's percentage ownership interest in the Operating Partnership will increase.

     INDEMNIFICATIONS AND FIDUCIARY STANDARDS. The Operating Partnership Agreement provides that the general partner and each person designated or delegated by the general partner will discharge his duties in a manner reasonably believed to be in the best interest of the Operating Partnership as an entity distinct from the individual interests of the partners, and in general in a manner consistent with the fiduciary duties of care and loyalty. The Operating Partnership Agreement also provides that all such individuals will be indemnified and held harmless by the Operating Partnership for any act performed for or on behalf of the Operating Partnership, or in furtherance of the Operating Partnership's business, provided that such individual acted in a manner he believed to be in or not opposed to the best interests of the Operating Partnership, and with respect to any criminal action, as to which such individual had no reasonable cause to believe his conduct was unlawful. No indemnification will be made if such individual is adjudged liable to the Operating Partnership unless a court shall determine that such individual is nevertheless entitled to indemnity. The Operating Partnership Agreement also provides that no such individual will have a personal liability to the Operating Partnership and its partners for monetary damages for breach of a fiduciary duty except (i) for a breach of a duty or loyalty, or (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.

     TAX MATTERS PARTNER. Pursuant to the Operating Partnership Agreement, the Company will be the tax partner of the Operating Partnership and, as such, will have authority to make tax elections under the Code on behalf of the Operating Partnership.

     OPERATIONS. The Operating Partnership Agreement requires the Operating Partnership to be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT.

     Pursuant to the Operating Partnership Agreement, the Operating Partnership will assume and pay when due, or reimburse the Company for payment of, all expenses the Company incurs relating to the ownership and operation of, or for the benefit of, the Operating Partnership and all costs and expenses relating to the formation, continuity of existence and operations of the Company.

     TERM. The term of the Operating Partnership continues until December 31, 2096, or until sooner dissolved pursuant to the terms of the Operating Partnership Agreement.

     AWARDS UNDER PLANS. If options granted in connection with the Company's Plans are exercised anytime or from time to time, the Operating Partnership Agreement requires the Company to contribute to the Operating Partnership as additional contribution the exercise price received by the Company in connection with the issuance of Common Stock to such existing participant. Although the Company will contribute to the Operating Partnership an amount equal to the exercise price received by the Company, the Company will be considered to have contributed an amount equal to the fair market value of the Common Stock issued to the exercising party for purposes of increasing the partnership interests of the Company (and diluting the interests of the limited partners) in connection with additional capital contributions of the Company.

     OTHER. The Operating Partnership Agreement provides that substantially all business activities of the Company must be conducted through the Operating Partnership or subsidiary partnerships or corporations.

     The Operating Partnership is authorized to enter into transactions with partners or their affiliates, as long as the terms of such transactions are fair and reasonable, and no less favorable to the Operating Partnership than would be obtained from an unaffiliated third party.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain federal income tax considerations to the Company is based on current law, is for general purposes only, and is not tax advice. The summary addresses the material federal income tax considerations relating to the Company's REIT status, as well as material federal income tax considerations relating to the proposed Operating Partnership. The tax treatment of a holder of any of the Company's securities will vary depending upon the terms of the specific securities acquired by such holder, as well as his particular situation, and this discussion does not attempt to address any aspects of federal income taxation relating to holders of the Company's securities.

     EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO HIM OR HER OF THE OWNERSHIP AND SALE OF THE COMPANY'S SECURITIES, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH OWNERSHIP AND SALE AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY AS A REIT

     The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company believes that it was organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner following the Reincorporation. The Company, however, has not obtained an opinion of counsel regarding the Company's qualification as a REIT, and no assurance can be given that it will operate in a manner so as to qualify or remain qualified.

     The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern the federal income tax treatment of the Company. For the particular provisions that govern the federal income tax treatment of the Company, reference is made to Sections 856 through 860 of the Code and the Income Tax Regulations promulgated thereunder. The following summary is qualified in its entirety by such reference.

     If the Company qualifies for tax treatment as a REIT, it will generally not be subject to federal income taxation on its net income to the extent currently distributed to its stockholders. This substantially eliminates the "double taxation" (i.e. taxation at both the corporate and stockholder levels) that typically results from the use of corporate investment vehicles.

     To qualify as a REIT under the Code for a taxable year, the Company must meet certain organizational and operational requirements, which generally require it to be a passive investor in operating real estate and to avoid excessive concentration of its ownership of capital stock. Generally, for each taxable year, at least 75% of a REIT's gross income must be derived from specified real estate sources and 95% must be derived from such real estate sources plus certain other permitted sources. In addition, gross income from the sale or other disposition of stock or securities held for less than one year and real property held for less than four years must constitute less than 30% of the gross income of the REIT for each taxable year ending on or prior to December 31, 1997. At least 75% of the value of the total assets of the Company at the end of each calendar quarter must consist of real estate assets, cash or governmental securities. In addition, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

     So long as the Company qualifies for taxation as a REIT and distributes at least 95% of its REIT taxable income (computed without regard to net capital gain or the dividends paid deduction) for its taxable year to its stockholders, it will generally not be subject to federal income tax with respect to income which it distributes to its stockholders. However, the Company may be subject to federal income tax under certain circumstances, including taxes at regular corporate rates on any undistributed REIT taxable income, the "alternative minimum tax" on its items of preference, and taxes imposed on income and gain generated by extraordinary transactions. If the Company fails to qualify as a REIT, it will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at corporate rates. In addition, unless entitled to relief under certain statutory provisions, the Company will also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. In order to elect again to be taxed as a REIT, the

Company would be required to distribute all of its earnings and profits accumulated in any non-REIT taxable year. Further, the Company might be subject to taxation on any unrealized gain inherent in its assets at the time of such election. If disqualified, the Company would not be able to deduct the dividends paid. Should the failure to qualify be determined to have occurred retroactively in an earlier tax year of the Company, substantial federal income tax liability on the Company attributable to such nonqualifying tax years could be imposed. It is not possible to state whether in all circumstances the Company would be entitled to statutory relief. For example, in the event that the Company fails to meet certain income tests of the tax law, it may nonetheless retain its qualification as a REIT if it pays a 100% tax based upon the amount by which it failed to meet the income tests so longs as its failure was due to reasonable cause and not wilful neglect.

     The failure to qualify as a REIT would have a material adverse effect on an investment in the Company as the taxable income of the Company would be subject to federal income taxation at corporate rates, and, therefore, the amount of cash available for distribution to its stockholders would be reduced or eliminated.

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings or profits (and not designated as capital gain dividends) will be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, the distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less) assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any dividend declared by the Company in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

TAX ASPECTS OF THE OPERATING PARTNERSHIP

     GENERAL. Upon completion of the UPREIT restructuring, substantially all of the Company's investments will be held through the Operating Partnership. In general, partnerships are "pass-through" entities which are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing Operating Partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held by the Operating Partnership.

     TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES. After conversion to an UPREIT structure, new partners may be admitted upon the acquisition of additional properties. In such event, pursuant to Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property (such as the Company's properties) that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The Operating Partnership will be formed by way of contributions of appreciated property. Consequently, the Operating Partnership Agreement will require such allocations to be made in a manner consistent with Section 704(c) of the Code.

     In general, partners who contribute partnership interests in properties in exchange for Units in the Operating Partnership (the "Contributing Partners") will be allocated lower amounts of depreciation deductions for tax purposes than such deductions would be if determined on a pro rata basis. In addition, in the event of the disposition of any of the contributed assets (including the Company's properties) which have a Book-Tax Difference, all taxable income attributable to such Book-Tax Difference generally will be allocated to the Contributing Partners, and the Company generally will be allocated only its share of capital gains attributable to appreciation, if any, occurring after the closing of the acquisition of such properties. This will tend to eliminate the Book-Tax Difference over the life of the Operating Partnership. However, the special allocation rules of Section 704(c) of the Code do not always entirely eliminate the Book-Tax Difference on an annual basis or with respect to a specific taxable transaction such as a sale. Thus, the carryover basis of the contributed assets in the hands of the Operating Partnership will cause the Company to be allocated lower depreciation and other deductions, and possibly amounts of taxable income in the event of a sale of such contributed assets in excess of the economic or book income allocated to it as a result of such sale. This may cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements.

     Treasury Regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for Book-Tax Differences, including the "traditional method," which may leave some of the Book-Tax Differences unaccounted for, or the election of certain alternate methods, which would permit any distortions caused by a Book-Tax Difference at this time to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. The Company may use the "traditional method" for accounting for Book-Tax Differences with respect to its properties to be contributed to the Operating Partnership. In such event, distributions to stockholders will be comprised of a greater portion of taxable income rather than a return of capital. The Company has not determined which of the alternative methods of accounting for Book-Tax Differences will be elected with respect to its properties to be contributed to the Operating Partnership in the future.

     With respect to any property purchased by the Operating Partnership, such property initially will have a tax basis equal to its fair market value and
Section 704(c) of the Code will not apply.

     The tax issues and analysis for Atlantic Realty LLC will be similar to those of the Operating Partnership with respect to tax allocations. See "Recent Developments."

     BASIS IN OPERATING PARTNERSHIP INTEREST. The Company's adjusted tax basis in its interest in the Operating Partnership generally (i) will be equal to the amount of cash and the basis of any other property contributed to the Operating Partnership by the Company, (ii) will be increased by (a) its allocable share of the Operating Partnership's income and (b) its allocable share of indebtedness of the Operating Partnership and (iii) will be reduced, but not below zero, by the Company's allocable share of (a) losses suffered by the Operating Partnership, (b) the amount of cash distributed to the Company and (c) constructive distributions resulting from a reduction in the Company's share of indebtedness of the Operating Partnership.

     If the allocation of the Company's distributive share of the Operating Partnership's loss exceeds the adjusted tax basis of the Company's partnership interest in the Operating Partnership, the recognition of such excess loss will be deferred until such time and to the extent that the Company has an adjusted tax basis in its partnership interest. To the extent that the Operating Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Operating Partnership (such decreases being considered a cash distribution to the partners), exceed the Company's adjusted tax basis, such excess distributions (including such constructive distributions) will constitute taxable income to the Company. Such taxable income normally will be characterized as a capital gain. Under current law, capital gains and ordinary income of corporations are generally taxed at the same marginal rates.

     SALE OF THE PROPERTIES. The Company's share of gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also have an adverse effect upon the Company's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of the Operating Partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. It is the Company's present intent that the Operating Partnership will hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating properties and to make such occasional sales of its properties, including peripheral land, as are consistent with the Operating Partnership's investment objectives.

RECENT LEGISLATION

     Stockholders should be aware that the recently enacted Taxpayer Relief Act of 1997 (the "1997 Act") made numerous changes to the Code, including reducing the maximum tax imposed on net capital gains from the sale of assets held for more than 18 months by individuals, trusts and estates. The 1997 Act also makes certain changes to the requirements to qualify as a REIT and to the taxation of REITs and their stockholders.

     The 1997 Act contains significant changes to the taxation of capital gains of individuals, trusts and estates and certain changes to the REIT requirements and the taxation of REITs. For gains realized after July 28, 1997, and subject to certain exceptions, the maximum rate of tax on net capital gains on individuals, trusts and estates from the sale or exchange of assets held for more than 18 months has been reduced to 20%, and such maximum rate is further reduced to 18% for assets acquired after December 31, 2000 and held for more than five years. For fifteen percent bracket taxpayers, the maximum rate on net capital gains is reduced to 10%, and such maximum rate is further reduced to 8% for assets sold after December 31, 2000 and held for more than five years. The maximum rate for net capital gains attributable to the sale of depreciable real property held for more than 18 months is 25% to the extent of the deductions for depreciation with respect to such property. Long-term capital gain allocated to a stockholder by the Company will be subject to the 25% rate to the extent that the gain does not exceed depreciation on real property sold by the Company. The maximum rate of capital gains tax or capital assets held for more than one year but not more than 18 months remains at 28%. The taxation of capital gains of corporations was not changed by the 1997 Act.

     The 1997 Act also includes several provisions that are intended to simplify the taxation of REITs. These provisions are effective for taxable years beginning after the date of enactment of the 1997 Act which, as to the Company, is its taxable year commencing January 1, 1998. First, in determining whether a REIT satisfies the income tests, a REIT's rental income from a property will not cease to qualify as "rents from real property" merely because the REIT performs a de minimis amount of impermissible services to the tenant. For purposes of the preceding sentence, (i) the amount of income received from such impermissible services cannot exceed one percent of all amounts received or accrued during such taxable year directly or indirectly by the REIT with respect to such property and (ii) the amount treated as received by the REIT for such impermissible services cannot be less than 150% of the direct cost of the trust in furnishing or rendering such services. Second, certain noncash income, including income from cancellation of indebtedness and original issue discount will be excluded from income in determining the amount of dividends that a REIT is required to distribute. Third, a REIT may elect to retain and pay income tax on net long-term capital gain that it received during the tax year. If such election is made, (i) the stockholders will include in their income their proportionate share of the undistributed long-term capital gains as designated by the REIT, (ii) the stockholders will be deemed to have paid their proportionate share of the tax, which would be credited or refunded to the stockholder, and (iii) the basis of the stockholders' shares will be increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid by the REIT) included in such stockholders' long-term capital gains. Fourth, the 1997 Act repeals the requirement that a REIT receive less than 30% of its gross income from the sale or disposition of stock or securities held for less than one year, gain from prohibited transactions, and gain from certain sales of real property held less than four years. Finally, the 1997 Act contains a number of technical provisions that reduce the risk that a REIT will inadvertently cease to qualify as a REIT.

                           CERTAIN MARKET INFORMATION

     The last reported sales price of the Company's Common Stock as reported on the NYSE on October 8, 1997, the day preceding approval of the Reincorporation by the Company's Board of Directors, was $8 7/16. The last reported sales price of the Company's Common Stock as reported on the NYSE on November 3, 1997 was $8.

                  ACCOUNTING TREATMENT OF THE REINCORPORATION

     Upon completion of the Reincorporation, all assets and liabilities of the Company will be transferred to the Maryland Company at historical cost in a manner similar to that in pooling of interests accounting. The Company's accountants for the current year are expected to be present at the Special Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                APPRAISAL RIGHTS

     Delaware law provides that stockholders of a corporation do not have appraisal rights when a corporation whose shares are listed on a national securities exchange merges with a foreign corporation. Consequently, because the Common Stock is listed on the NYSE, appraisal rights are not available to stockholders of the Company with respect to the Reincorporation.

                     APPROVAL REQUIRED FOR REINCORPORATION

     Under Delaware law, the affirmative vote of a majority of the outstanding shares of the Company's Common Stock entitled to vote on the proposal is required for approval of the Reincorporation. The Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after stockholder approval has been obtained, if in the opinion of the Board of Directors circumstances arise that make such action advisable.

     No federal or state regulatory requirements must be complied with or approval must be obtained in connection with the proposed transaction.

               VOTING PROCEDURES AND COSTS OF PROXY SOLICITATION

     This proxy solicitation is made by the Board of Directors of the Company. In addition to the use of mails, proxies may be solicited by personal interview, telephone or telegraph, by use of the Company's internet web page, by directors or officers of the Company and by certain independent solicitation agents as discussed below. The Company has retained The Financial Relations Board in conjunction with Beacon Hill Partners, Inc. (the "Consultants") to assist in the process of identifying and contacting stockholders for the purpose of soliciting proxies. The expense of engaging the services of the Consultants to assist in proxy solicitation is not expected to exceed $4,000. All costs of solicitation will be borne by the Company.

     Shares represented by proxies in the form enclosed, if such proxies are properly executed and returned and not revoked, will be voted as specified. Where no specification is made on a properly executed and returned proxy, the shares will be voted FOR the proposal to be voted upon at the Special Meeting as set forth in the formal notice attached and as described in this Proxy Statement/Prospectus.

     A stockholder of record on the record date is entitled to one vote for each share then held. The holders, present in person or by proxy, of a majority of the total number of outstanding shares of the Common Stock entitled to vote at the Special Meeting will constitute a quorum.

     Shares represented by proxies that reflect abstention or "broker non-votes" (i.e., shares held by a broker or nominee that are represented at the Special Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-voters will have the same effect as votes against the Reincorporation.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors believes the Reincorporation is in the best interests of the Company and its stockholders for the following reasons:

          (1) The Company will realize a cost savings in annual franchise tax payments of approximately $150,000 by changing its state of incorporation from Delaware to Maryland;

          (2) By adopting an UPREIT structure, the Company will realize an annual cost savings of approximately $188,000 beginning in 1998 related to state franchise tax payments on its assets located in certain states; and

          (3) An UPREIT structure may enable the Company to acquire properties under more favorable economic terms.

     Therefore, the Board of Directors recommends stockholders vote FOR approval of the Reincorporation. A vote FOR the Reincorporation will constitute approval of (i) the change in the Company's state of incorporation from Delaware to Maryland through a merger of the Company into the Maryland Company, (ii) the Maryland Charter, (iii) the Maryland Bylaws, (iv) the conversion into an UPREIT structure and (v) all other aspects of the Reincorporation.

                                    EXPERTS

     The consolidated financial statements of FAC Realty, Inc. appearing in the Annual Report (Form 10-K) of FAC Realty, Inc. at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996, and the audited Combined Statement of Revenues and Certain Expenses of North Hills for the year ended December 31, 1996, incorporated herein by reference from its Current Report on Form 8-K dated April 11, 1997 (as amended on Form 8-K/A dated May 27, 1997), have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company by Alston & Bird LLP, Raleigh, North Carolina.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Any stockholder proposals intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511, on or before December 31, 1997 for inclusion in the Company's proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders.

                                    GENERAL

     The Board of Directors knows of no other matter to be acted upon at the Special Meeting. However, if any other matter is lawfully brought before the Special Meeting, the shares covered by such proxy will be voted thereon in accordance with the best judgment of the persons acting under such proxy unless a contrary intent is specified by the stockholder.

     Your vote is important. Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                         By Order of the Board of Directors

                                         C. CAMMACK MORTON
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of
            , 1997, is by and between FAC Realty, Inc., a Delaware corporation (the "Company"), and FAC Realty Trust, Inc., a Maryland corporation (the "Maryland Company").

                                    RECITALS

     WHEREAS, the Board of Directors of the Company and the Board of Directors of the Maryland Company each have determined that it is in the best interests of their respective stockholders to effect the merger provided for herein upon the terms and subject to the conditions set forth therein; and

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto adopt the plan of reorganization encompassed by this Agreement and agree as follows:

                                   ARTICLE I

                      THE MERGER; CLOSING, EFFECTIVE TIME

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), the Company shall be merged with and into the Maryland Company and the separate corporate existence of the Company shall thereupon cease (the "Merger"). To the extent the Merger constitutes a transaction for federal income tax purposes, the parties intend that the Merger qualify as a reorganization described in Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. The Maryland Company shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Surviving Entity") and shall continue to be governed by the laws of the State of Maryland, and the separate existence of the Maryland Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Delaware General Corporation Law (the "DGCL") and the Maryland General Corporation Law (the "MGCL").

     1.2 CLOSING. The closing of the Merger (the "Closing") shall take place (i) at the offices of Alston & Bird LLP, 3605 Glenwood Avenue, Suite 310, Raleigh, North Carolina, at 10:00 a.m. local time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 6.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company and the Maryland Company may agree.

     1.3 EFFECTIVE TIME. Following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Maryland Company will, at such time as they deem advisable, cause a Certificate of Ownership and Merger (the "Certificate of Ownership and Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 253 of the DGCL and Articles of Merger (the "Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 3-105 of the MGCL. The Merger shall become effective at the later of the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware and the acceptance for record of the Articles of Merger by the SDAT (the "Effective Time").

                                   ARTICLE II

                      ARTICLES OF INCORPORATION AND BYLAWS
                          OF THE SURVIVING CORPORATION

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Maryland Company in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

     2.2 THE BYLAWS. The Bylaws of the Maryland Company in effect at the Effective Time shall be the Bylaws of the Surviving Entity, until duly amended in accordance with the terms thereof and the MGCL.

                                  ARTICLE III

                             DIRECTORS AND OFFICERS
                          OF THE SURVIVING CORPORATION

     3.1 DIRECTORS AND OFFICERS. The directors and officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Entity's Articles of Incorporation and Bylaws.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK

     4.1 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the
Company:

     (A) Each share of the common stock, par value $0.01 per share (the "Common Shares") of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share (the "Maryland Common Shares") of the Maryland Company. Each share of the Series A Preferred Stock (the "Preferred Shares" and, together with the Common Shares, the "Company Shares") of the Company issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Series A Preferred Stock (the "Maryland Preferred Shares" and, together with the Maryland Common Shares, the "Maryland Company Shares") of the Maryland Company. All Company Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

     (B) Each Company Share issued and held in the Company's treasury at the Effective Time, shall by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (C) Each share of capital stock of the Maryland Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Maryland Company or the holder of such shares, be canceled and retired without payment of any consideration therefor.

     (D) Each option or other right to purchase or otherwise acquire Company Shares pursuant to stock option or other stock-based plans of the Company granted and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder of such option or right, be converted into and become a right to purchase or otherwise acquire the same number of Maryland Company Shares at the same price per share and upon the same terms and subject to the same conditions as applicable to such options or other rights immediately prior to the Effective Time.

                                   ARTICLE V

                                   COVENANTS

     5.1 STOCK EXCHANGE LISTING. The Maryland Company shall use its best efforts to cause the Maryland Common Shares to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance, prior to the Closing Date.

     5.2 INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Entity agrees that it will indemnify, and pay or reimburse the reasonable expenses of, to the fullest extent permitted by law and its bylaws, in advance of final disposition of a proceeding, (i) any individual who is a present or former director or officer of the Company or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted by law and the Surviving Entity's bylaws.

                                   ARTICLE VI

                                   CONDITIONS

     6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Maryland Company and the Company to consummate the Merger are subject to the fulfillment of each of the following conditions:

     (A) STOCKHOLDER APPROVAL. This Agreement shall have been duly approved by the holders of a majority of the Common Shares, in accordance with applicable law and the charter and bylaws of the Company.

     (B) NYSE LISTING. The Maryland Common Shares issuable to the holders of the Common Shares pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

                                  ARTICLE VII

                                  TERMINATION

     7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Common Shares, by the mutual consent of the Board of Directors of the Company and the Board of Directors of the Maryland Company.

     7.2 EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article VII, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

                                  ARTICLE VIII

                           MISCELLANEOUS AND GENERAL

     8.1 MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the DGCL and the MGCL, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     8.2 WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     8.3 COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     8.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of Delaware and Maryland.

     8.5 NO THIRD-PARTY BENEFICIARIES. Except as provided in Section 5.2, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     8.6 HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

     8.7 SERVICE OF PROCESS. The Maryland Company may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company, as well as for enforcement of any obligations of the Maryland Company arising from the Merger, and it does hereby irrevocably appoint the Secretary of State of the State of Maryland as its agent to accept service of process in any such suit or other proceedings. The address to which a copy of such process shall be mailed by the Secretary of State to the Maryland Company is 11000 Regency Parkway, Suite 300, Cary, North Carolina 27511.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first herein above written.

ATTEST:                                  FAC REALTY, INC.
                                         By: ___________________________________
                                           C. Cammack Morton
                                           President and Chief Executive Officer

ATTEST:                                  FAC REALTY TRUST, INC.
                                         By: ___________________________________
                                           C. Cammack Morton
                                           President and Chief Executive Officer

                                                                      APPENDIX B

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                             FAC REALTY TRUST, INC.

(SET FORTH BELOW ARE THE MARYLAND COMPANY'S ARTICLES OF INCORPORATION AS OF THE
                     EFFECTIVE TIME OF THE REINCORPORATION)

                                   ARTICLE I

                                      NAME

     The name of the corporation (the "Corporation") is FAC Realty Trust, Inc.

                                   ARTICLE II

                 PRINCIPAL OFFICE, REGISTERED OFFICE AND AGENT

     The address of the Corporation's principal office is 11000 Regency Parkway, Cary, North Carolina 27511. The name of the Corporation's registered agent in the State of Maryland is The Corporation Trust Company. The address of the Corporation's resident agent in the State of Maryland is The Corporation Trust Center, 32 South Street, Baltimore, Maryland 21202.

                                  ARTICLE III

                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Maryland Corporations and Associations Article as now or hereafter in force.

                                   ARTICLE IV

                                 CAPITAL STOCK

     The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Seventy-Five Million (75,000,000) shares. Forty-Five Million (45,000,000) of such shares are initially classified as common stock, $0.01 par value per share (the "Common Stock"), Five Million (5,000,000) of such shares are initially classified as preferred stock, $25.00 par value per share (the "Preferred Stock") and Twenty-Five Million (25,000,000) of such shares are initially classified as excess stock, $0.01 par value per share (the "Excess Stock"). The Board of Directors is expressly authorized to classify or reclassify by resolution or resolutions duly adopted by the Board of Directors any unissued shares of capital stock of the Corporation into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide, classify and reclassify shares of any class into one or more series of such class, by determining, fixing or altering in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, par value, qualifications or other terms or conditions of redemption of shares of any such class or series, as the case may be. Any of the terms of any class or series of stock set or changed pursuant to the preceding sentence may be made dependent upon facts or events ascertainable outside this charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the State Department of Assessments and Taxation of Maryland.

     The Common Stock, Preferred Stock and Excess Stock shall have the preferences, qualifications, limitations, restrictions and rights set forth below:

     A. COMMON STOCK.

     (1) DIVIDEND RIGHTS. The holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefore, dividends or distributions payable in cash, in property or in securities of the Corporation.

     (2) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Common Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of Common Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding.

     (3) VOTING RIGHTS. The holders of shares of Common Stock shall be entitled to vote on all matters (for which holders of Common Stock shall be entitled to vote thereon) at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of Common Stock entitled to vote at such meeting.

     (4) RESTRICTIONS ON TRANSFER; EXCHANGE FOR EXCESS STOCK.

          (a) DEFINITIONS. For the purposes of paragraphs A and B of this
     Article IV, the following terms shall have the following meanings:

          "Beneficial Ownership" shall mean ownership of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h) (1) (B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

          "Beneficiary" shall mean the beneficiary of the Trust (as defined herein) as determined pursuant to subparagraph B(5) of this Article IV.

          "Board of Directors" shall mean the Board of Directors of the Corporation.

          "Capital Stock" shall mean stock that is Common Stock, Excess Stock or preferred stock of the Corporation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Common Equity Stock" shall mean stock that is either Common Stock or Excess Stock.

          "Common Stock Ownership Limit" shall mean 9.8% in value of the outstanding shares of Common Stock of the Corporation. The value of the outstanding shares of stock shall be determined by the Board of Directors of the Corporation in good faith, which determination shall be conclusive for all purposes hereof.

          "Constructive Ownership" shall mean ownership of shares of Capital Stock by a Person, whether the interest in the shares of Capital Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

          "Equity Stock" shall mean stock that is either Common Stock or preferred stock of the Corporation.

          "Equity Stock Ownership Limit" initially shall mean 9.8% in value of the outstanding shares of Equity Stock of the Corporation.

          "Market Price" shall mean the last reported sales price of Common Stock reported on the New York Stock Exchange on the trading day immediately preceding the relevant date or, if the Common Stock is not then traded on the New York Stock Exchange, the last reported sales price of the Common Stock on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over which the Common Stock may be traded, of if the Common Stock is not then traded over any exchange or quotation system, then the market price of the Common Stock on the relevant date as determined in good faith by the Board of Directors.

          "Merger" means the merger of FAC Realty, Inc., a Delaware corporation, into the Corporation.

          "Ownership Limit" shall mean either the Common Stock Ownership Limit or the Equity Stock Ownership Limit.

          "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, an association, a private foundation within the meaning of Section 509(a) of the Code, a joint stock company, other entity or a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; provided, however, that a "person" does not mean an underwriter that participates in a public offering of the Common Stock, for a period of 25 days following the purchase by such underwriter of the Common Stock.

          "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the Person that would have been the purported beneficial transferee for whom the Purported Record Transferee would have acquired shares of Common Stock, if such Transfer had been valid under subparagraph A(4)(b) of this Article IV.

          "Purported Record Transferee" shall mean, with respect to any purported Transfer that results in Excess Stock, the record holder of the Equity Stock if such Transfer had been valid under subparagraph A(4)(b) of this Article IV.

          "REIT" shall mean a Real Estate Investment Trust under Section 856 of the Code.

          "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Equity Stock, (including, without limitation, (i) the granting of any option or entering in to any agreement for the sale, transfer or other disposition of Equity Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Stock), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise.

          "Trust" shall mean the trust created pursuant to subparagraph B(1) of this Article IV.

          "Trustee" shall mean the Corporation, as trustee for the Trust, and any successor trustee appointed by the Corporation.

          (b) RESTRICTIONS ON TRANSFERS.

             (i) From and after the date of the Merger, no Person shall Beneficially Own or Constructively Own shares of Equity Stock in excess of the Equity Stock Ownership Limit, and no Person shall Beneficially Own or Constructively Own shares of Common Stock in excess of the Common Stock Ownership Limit.

             (ii) From and after the effective date of the Merger, any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning Equity Stock in excess of the Equity Stock Ownership Limit or Common Stock in excess of the Common Stock Ownership Limit shall be void AB INITIO as to the Transfer of such shares that would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the applicable Ownership Limit; and the intended transferee shall acquire no rights in such shares of Equity Stock.

             (iii) From and after the effective date of the Merger, any Transfer that, if effective, would result in the Equity Stock being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer of such shares of Equity Stock which would be otherwise beneficially owned by the transferee; and the intended transferee shall acquire no rights in such shares of Equity Stock.

             (iv) From and after the effective date of the Merger, any Transfer that, if effective would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void AB INITIO as to the Transfer of the shares of Equity Stock that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Equity Stock.

          (c) CONVERSION INTO EXCESS STOCK.

             (i) If, notwithstanding the other provisions contained in this
        Article IV, but subject to the provisions of subparagraph A(4)(j), at any time after the effective date of the Merger, there is a purported Transfer or other change in the capital structure of the Corporation such that any Person would Beneficially Own or Constructively Own Common Stock or Equity Stock in excess of the applicable Ownership Limit, then such shares of Common Stock or Equity Stock in excess of the applicable Ownership Limit or Equity Stock Ownership Limit (rounded up to the nearest whole share) shall be automatically converted into, with no further action required, an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of the Transfer or change in capital structure.

             (ii) If, notwithstanding the other provisions contained in this
        Article IV, but subject to the provisions of subparagraph A(4)(j), at any time after the effective date of the Merger, there is a purported Transfer or other change in the capital structure of the Corporation which, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, then the shares of Equity Stock being Transferred that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole share) shall be automatically converted into, with no further action required, an equal number of shares of Excess Stock. Such conversion shall be effective as of the close of business on the business day prior to the date of Transfer or change in capital structure.

          (d) REMEDIES FOR BREACH. If the Board of Directors or its designees shall at any time determine in good faith that a Transfer has taken place in violation of subparagraph A(4)(b) of this Article IV or that a Person intends to acquire or has attempted to acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any shares of the Corporation in violation of subparagraph A(4)(b) of this Article IV, the Board of Directors or its designees shall take such actions as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfer or attempted Transfer in violation of subparagraph A(4)(b)(ii) or subparagraph A(4)(b)(iv) of this Article IV shall automatically result in the conversion described in subparagraph A(4)(c), irrespective of any action (or non-action) by the Board of Directors.

          (e) NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to acquire shares in violation of subparagraph A(4)(b) of this Article IV, or any Person who is a transferee such that Excess Stock results under subparagraph A(4)(c) of this Article IV, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

          (f) OWNERS REQUIRED TO PROVIDE INFORMATION. From and after the effective date of the Merger:

             (i) every Beneficial Owner of more than 5.0% (or such other percentage, between 0.5% and 5.0%, as may be required from time to time by the Treasury Regulations) of the outstanding Common Stock or Equity Stock of the Corporation shall, within 30 days after January 1 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares Beneficially Owned, and description of how such shares are held. Each such Beneficial Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation's status as a REIT.

             (ii) each Person who is a Beneficial Owner or Constructive Owner of Equity Stock and each Person (including the stockholder of record) who is holding Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation such information that the Corporation may request, in good faith, in order to determine the Corporation's status as a REIT.

          (g) REMEDIES NOT LIMITED. Subject to the provisions of subparagraph A(4)(j), nothing contained in this Article IV shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

          (h) AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of subparagraph A(4) of this Article IV, including any definition contained in subparagraph A(4)(a), the Board of Directors shall have the power to determine the application of the provisions of this subparagraph A(4) with respect to any situation based on the facts known to it.

          (i) EXCEPTIONS. The Board of Directors, with a ruling from the Internal Revenue Service or an opinion of counsel, may exempt a Person from an Ownership Limit if:

             (i) such Person is not an individual for purposes of Section 542(a)(2) of the Code and the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership of Equity Stock will violate an Ownership Limit;

             (ii) such Person does not and represents that it will not own, directly or Constructively (by virtue of the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code), more than a 9.8% interest (as set forth in Section 856(d)(2)(B)) in a tenant of any real property owned or leased by the Corporation; and

             (iii) such Person agrees that any violation or attempted violation of such representations or undertakings (or other action that is contrary to the restrictions contained in this Article IV will result in such shares of Equity Stock being automatically converted into Excess Stock in accordance with Subparagraph A(4)(c) of this Article IV.

          (j) NEW YORK STOCK EXCHANGE TRANSACTIONS. Notwithstanding any other provision of this subparagraph A(4), nothing in this subparagraph A(4) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

          (k) ENFORCEMENT. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article IV.

          (l) NON-WAIVER. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

     (5) LEGEND. Each certificate for Equity Stock shall bear the following legend:

          The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's charter, (i) no Person may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8 percent in value of the outstanding shares of Common Stock of the Corporation; (ii) no Person may Beneficially or Constructively Own shares of Equity Stock of the Corporation in excess of 9.8 percent of the value of the total outstanding shares of Equity Stock of the Corporation; (iii) no Person may Beneficially or Constructively Own Equity Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Equity Stock if such Transfer would result in the Equity Stock of the Corporation being owned by fewer than 100 Persons. Any person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Equity Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Equity Stock in excess or in violation of the above limitations must immediately notify the Corporation. If the restrictions on transfer are violated, the shares represented hereby will be automatically converted into shares of Excess Stock, which will be held in trust by the Corporation. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

     Instead of the foregoing legend, the certificate may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

     B. EXCESS STOCK.

     (1) OWNERSHIP IN TRUST. Upon any purported Transfer that results in Excess Stock pursuant to subparagraph A(4)(c) of this Article IV, such Excess Stock shall be deemed to have been transferred to the Corporation, as Trustee of a Trust for the exclusive benefit of such Beneficiary or Beneficiaries to whom an interest in such Excess Stock may later be transferred pursuant to subparagraph B(5). Shares of Excess Stock so held in trust shall be issued and outstanding stock of the Corporation. The Purported Beneficial Transferee shall have no rights in such Excess Stock, except as provided in subparagraph B(5).

     (2) DIVIDEND RIGHTS. Excess Stock shall not be entitled to any dividends. Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Common Stock have been converted into Excess Stock shall be repaid to the Corporation upon demand.

     (3) RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of shares of Excess Stock shall be entitled to receive, ratably with each other holder of Common Stock and Excess Stock, that portion of the assets of the Corporation available for distribution to its stockholders as the number of shares of Excess Stock held by such holder bears to the total number of shares of Common Stock and Excess Stock then outstanding. The Corporation, as holder of the Excess Stock in trust, or if the Corporation shall have been dissolved, any trustee appointed by the Corporation prior to its dissolution, shall distribute ratably to the Beneficiaries of the Trust, when determined, any such assets received in respect of Excess Stock in any liquidation, dissolution or winding up of, or any distribution of the assets of the Corporation.

     (4) VOTING RIGHTS. The holders of shares of Excess Stock shall not be entitled to vote on any matters (except as required by law).

     (5) RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY.

          (a) Excess Stock shall not be transferrable. The Purported Record Transferee may freely designate a Beneficiary of an interest in the Trust (representing the number of shares of Excess Stock held by the Trust attributable to a purported Transfer that resulted in the Excess Stock), if
     (i) the shares of Excess Stock held in the Trust would not be Excess Stock in the hands of such Beneficiary and (ii) the Purported Beneficial Transferee does not receive a price for designating such Beneficiary that reflects a price per share for such Excess Stock that exceeds (x) the price per share such Purported

     Beneficial Transferee paid for the Equity Stock in the purported Transfer that resulted in the Excess Shares, or (y) if the Purported Beneficial Transferee did not give value for such Excess Shares (through a gift, devise or other transaction), a price per share equal to the Market Price on the date of the purported Transfer that resulted in the Excess Stock. Upon such transfer of an interest in the Trust, the corresponding shares of Excess Stock in the trust shall be automatically exchanged for an equal number of shares of Equity Stock and such shares of Equity Stock shall be transferred of record to the transferee of the interest in the Trust if such Equity Stock would not be Excess Stock in the hands of such transferee. Prior to any transfer of any interest in the Trust, the Purported Record Transferee must give advance notice to the Corporation of the intended transfer and the Corporation must have waived in writing its purchase rights under subparagraph B(6) of this Article IV.

          (b) Notwithstanding the foregoing, if a Purported Beneficial Transferee receives a price for designating a Beneficiary of an interest in the Trust that exceeds the amounts allowable under subparagraph B(5)(a) of this Article IV, such Purported Beneficial Transferee shall pay, or cause such Beneficiary to pay, such excess to the Corporation.

     (6) PURCHASE RIGHT IN EXCESS STOCK. Beginning on the date of the occurrence of a Transfer that results in Excess Shares, such shares of Excess Stock shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Stock (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of 90 days after the later of (i) the date of the Transfer that resulted in such Excess Shares and (ii) the date the Board of Directors determines in good faith that a Transfer that resulted in Excess Shares has occurred, if the Corporation does not receive a notice of such Transfer pursuant to subparagraph A(4)(e) of this
Article IV.

     C. OTHER STOCK. The power of the Board of Directors to classify or reclassify any shares of stock shall include, without limitation, subject to the provisions of this charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing or altering one or more of the following:

     (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized stock and be subject to classification and reclassification as provided in this subparagraph.

     (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

     (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms and conditions of such voting rights.

     (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors (or any committee of the Board or officer of the Corporation to whom such duty may be delegated by the Board) shall determine.

     (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemptions, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

     (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

     (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

     (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this charter.

     D. SERIES A CONVERTIBLE PREFERRED STOCK.

     (1) DESIGNATION AND AMOUNT. The shares of this series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock," and the number of shares constituting such series shall be 1,000,000, with a par value of $25.00 per share. The relative rights, preferences, restrictions and other matters relating to the Series A Preferred Stock are contained in this paragraph D of
Article IV.

     (2) DEFINITIONS. As used in this paragraph D of Article IV, the following terms shall have the following meanings:

          (a) "Aggregate Consideration Receivable" by the Corporation in connection with the issuance of any shares of Common Stock or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) means the sum of:

             (i) the aggregate consideration paid to the Corporation for such shares, rights, warrants, options or convertible or exercisable securities; and

             (ii) the aggregate consideration or premiums stated in such rights, warrants, options or convertible or exercisable securities to be payable for the shares of Common Stock covered thereby,

     calculated in each case in accordance with subparagraph D(8)(d)(vi) of this
     Article IV. In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.

          (b) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

          (c) "Capital Stock" means any and all shares, rights to purchase, warrants, options, convertible securities, participations in or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) capital stock of any corporation.

          (d) "Common Stock" means the Common Stock, par value $0.01 per share, of the Corporation and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

          (e) "Conversion Date" has the meaning set forth in subparagraph 8(b) hereof.

          (f) "Conversion Notice" has the meaning set forth in subparagraph 8(b) hereof.

          (g) "Conversion Price" has the meaning set forth in subparagraph 8(a) hereof.

          (h) "Corporation" means FAC Realty Trust, Inc., a Maryland corporation.

          (i) "Effective Purchase Price per Share" at which the Corporation issues any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) shall mean an amount equal to the ratio of:

             (i) the Aggregate Consideration Receivable by the Corporation in connection with the issuance of such shares of Common Stock (or any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights) to

             (ii) the number of shares of Common Stock so issued (or issuable upon the exercise or conversion of such rights, warrants, options or convertible or exercisable securities or the Common Stock equivalent, as nearly as it may be calculated, of such stock appreciation rights).

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

          (k) "Excluded Transaction" means the issuance of any shares of Capital Stock of the Corporation to employees or directors of the Corporation under an employee benefit plan or arrangement adopted by the Corporation; provided, however, in no event shall the aggregate of such issuances exceed 10% of the issued and outstanding shares of Capital Stock of FAC Realty, Inc. on the date prior to July 10, 1996 (calculated on a fully diluted basis).

          (l) "Fair Market Value" of Common Stock means, as of any date, the average of the closing prices of Common Stock for the 30 consecutive Trading Days next preceding the date prior to the date in question. The closing price for each day shall be the last sale price, or the closing bid price if no sale occurred, of Common Stock on the New York Stock Exchange.

          (m) "Holder" of a share of Series A Preferred Stock means the Person in whose name shares of Series A Preferred Stock are registered on the books of the Corporation.

          (n) "Junior Stock" means Capital Stock of the Corporation now or hereafter authorized, issued or outstanding that is not Parity Stock or Senior Stock.

          (o) "Liquidation Preference" means, with respect to each share of Series A Preferred Stock, an amount equal to $25.00.

          (p) "Notice of Issuance Date" means the date on which the Corporation gives the Holders of Series A Preferred Stock written notice of its intention to issue any class or series of Parity Stock pursuant to subparagraph D(8)(h)(i)(D) of this Article IV.

          (q) "Parity Stock" means Capital Stock of the Corporation now or hereafter authorized, issued or outstanding ranking on a parity with the Series A Preferred Stock as to rights upon liquidation, winding up or dissolution of the Corporation.

          (r) "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization, or any other entity.

          (s) "Series A Preferred Stock" means the Series A Convertible Preferred Stock of the Corporation, $25.00 par value per share, established pursuant to this Paragraph D of Article IV.

          (t) "Senior Stock" means Capital Stock of the Corporation now or hereafter authorized, issued or outstanding ranking senior to the Series A Preferred Stock as to rights upon liquidation, winding up or dissolution of the Corporation.

          (u) "Trading Day" means any day on which the New York Stock Exchange is open for business.

     (3) RANK. As to rights upon liquidation, winding up or dissolution of the Corporation, the Series A Preferred Stock shall rank senior and prior to the Common Stock and to Junior Stock, on a parity with the Parity Stock and junior to any Senior Stock. As to dividend rights, the Series A Preferred Stock shall rank on a parity with the Common Stock. Upon liquidation, winding up or dissolution, the Series A Preferred Stock shall be subordinated and junior to the prior payment in full of all principal, interest and premium, if any, of all outstanding indebtedness of the Corporation.

     (4) DIVIDENDS. No dividend or distribution shall be declared or paid on the outstanding shares of Common Stock (including, without limitation, the distribution of assets or amounts paid on account of any purchase, redemption, exchange or other retirement of any shares of Common Stock, but excluding dividends and distributions on the Common Stock that would require an adjustment in the Conversion Price pursuant to subparagraph 8 of this Article IV) unless:

          (a) concurrently with such declaration the Board of Directors shall have declared a dividend or distribution on the Series A Preferred Stock that is payable:

             (i) in the same form of cash or property or other value as the dividend declared on the Common Stock and

             (ii) in an amount per share of Series A Preferred Stock equal to the product of:

               (A) the amount of the dividend or distribution per share of Common Stock so declared on the Common Stock, and

               (B) the number of shares of Common Stock issuable on conversion of a single share of Series A Preferred Stock if such share of Series A Preferred Stock were converted immediately prior to the record date for such dividend or distribution on the Series A Preferred Stock;

          (b) the record date and payment date for the dividend or distribution so declared on the Series A Preferred Stock in compliance with the requirements of this subparagraph D(4) shall be the same as the record date and payment date for the dividend so declared on the Common Stock; and

          (c) the dividend so declared on the Series A Preferred Stock is paid on the date and in the amount prescribed above.

     In the event a dividend on shares of Common Stock is not declared by the Board of Directors or any duly authorized committee thereof with respect to any period, the Corporation shall have no obligation at any time to pay a dividend on the shares of Series A Preferred Stock in respect of such period.

     (5) LIQUIDATION PREFERENCE. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, either voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, each Holder of shares of Series A Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders, an amount equal to any dividends or distributions declared or required under subparagraph D(4) of this Article IV to have been declared on such Holder's shares of Series A Preferred Stock through the date of final distribution to stockholders, whether or not declared, to the extent not theretofore paid to such Holder, plus a sum equal to the Liquidation Preference, before any payment shall be made or any assets distributed to the holders of any other class or series of Capital Stock of the Corporation ranking junior to the Series A Preferred Stock with respect to distribution of assets. If the assets and funds thus distributed among the Holders of the Series A Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Holders of the Series A Preferred Stock and any Parity Stock in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. After payment of the full amount of the liquidating distributions to which they are entitled, the Holders of shares of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. A consolidation or merger of the Corporation with or into any other entity, or sale, lease, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this subparagraph D(5) of this Article IV.

     (6) CONSOLIDATION AND MERGER.

          (a) So long as any shares of Series A Preferred Stock remain outstanding, on or prior to the effective date of any consolidation or merger, unless the Corporation is proceeding under subparagraph D(6)(c) of this Article IV, the Corporation shall not consolidate with or merge into another Person unless:

             (i) if the Corporation is the surviving entity, the rights and preferences of the Series A Preferred Stock are not modified as a result of such merger or consolidation and, after the effective date of such merger or consolidation, the Corporation, as the surviving entity, does not have outstanding any Capital Stock that is not Parity Stock or Junior Stock or Senior Stock authorized pursuant to subparagraph D(7)(a), or

             (ii) if the Corporation is not the surviving entity:

               (A) the surviving entity is a Person whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market;

               (B) the Corporation shall make effective provision such that, upon consummation of such transaction, the Holders of Series A Preferred Stock shall receive preferred stock of the surviving entity having substantially identical terms as the Series A Preferred Stock, and

               (C) the surviving entity does not have outstanding any Capital Stock that is not Parity Stock or Junior Stock.

          (b) The provisions of subparagraph D(6)(a)(i) and subparagraph D(6)(a)(ii) may be waived with respect to a consolidation or merger by the consent to any such waiver by the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

          (c) If the Corporation proposes to undertake a transaction subject to Rule 13(e)-3 of the Exchange Act, the Corporation shall give each Holder of Series A Preferred Stock written notice of its intention to undertake such transaction at least twenty (20) days prior the consummation of such transaction. Such notice shall include a description of the proposed terms and conditions of the continuation of the Holder's investment in the Corporation (or the surviving entity, as the case may be) and the cash amount or value of other consideration proposed to be payable to the holders of the Common Stock in connection with such transaction so as to allow each Holder to make its election required by subparagraph D(6)(d).

          (d) The Corporation shall, at the election of each Holder of Series A Preferred Stock either:

             (i) make effective provision such that such holder of Series A Preferred Stock may continue its investment following the consummation of such transaction on the terms and conditions substantially similar to those contained in the Corporation's notice given pursuant subparagraph D(6)(c); or

             (ii) purchase, or cause the surviving entity of such transaction to purchase, such Holder's shares of Series A Preferred Stock for a cash Purchase price equal to the product of:

               (A) the number of shares of Common Stock then issuable on conversion of the shares of Series A Preferred Stock then held by such Holder and

               (B) an amount equal to 105% of the cash amount or value of other consideration payable to the holder of a single share of Common Stock upon the consummation of such transaction.

          (e) Each Holder's election under subparagraph D(6)(d) shall be irrevocable and shall be delivered to the Corporation ten (10) Business Days prior to the consummation of the transaction.

     (7) VOTING RIGHTS OF SERIES A PREFERRED STOCK.

          (a) The Holders of Series A Preferred Stock shall not be entitled to vote on any matter requiring consent of the stockholders of the Corporation, whether at an annual or special meeting, except that Holders of Series A Preferred Stock shall be entitled to vote, as a class, (i) on any proposal to amend this Paragraph D of Article IV or as expressly required by applicable law in connection with an amendment of any of the provisions of this charter which would alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely; and (ii) for the authorization or issuance of any new Parity Stock or Senior Stock; provided, however, that any vote otherwise required by clause (ii) with respect to the issuance of any new class or series of Parity Stock shall not be required if (x) the Fair Market Value of the Common Stock immediately preceding the Notice of Issuance Date shall be $15.00 or more and (y) such new class or series of Parity Stock shall be authorized and issued within six months following the Notice of Issuance Date. Action by Holders of Series A Preferred Stock shall require the consent of the Holders of a majority of the shares of Series A Preferred Stock then outstanding.

          (b) The foregoing voting provisions shall not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required to be effected, all outstanding shares of Series A Preferred Stock shall have been converted.

     (8) CONVERSION PRIVILEGE.

          (a) RIGHT OF CONVERSION.

             (i) Each share of Series A Preferred Stock shall be convertible at the option of the Holder thereof, into a number of fully paid and nonassessable shares of Common Stock equal to the ratio of

               (A) the Liquidation Preference of such share of Series A Preferred Stock to

               (B) the Conversion Price in effect on the Conversion Date, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this subparagraph D(8), at any time and from time to time.

             (ii) For purposes of this Paragraph D of Article IV, the "Conversion Price" shall initially be equal to the conversion price of the Series A Preferred Stock of FAC Realty, Inc. immediately prior to the Effective Date of the Merger (as determined by the charter of FAC Realty, Inc. as then in effect).

          (b) CONVERSION PROCEDURES.

             (i) In order to exercise the conversion privilege, the Holder of any shares of Series A Preferred Stock to be converted in whole or in part shall surrender the certificate or certificates evidencing such shares to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the Holder elects to convert such shares or the portion thereof specified in said notice into shares of Common Stock. The Conversion Notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock that shall be issuable upon such conversion shall be issued. Each certificate evidencing Series A Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such shares of Series A Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or its duly authorized attorney.

             (ii) Within 10 Business Days after receipt of a Conversion Notice and surrender of the certificate or certificates evidencing the Series A Preferred Stock relating thereto, the Corporation shall issue and deliver to such Holder (or upon the written order of such Holder) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock or portion thereof in accordance with the provisions of this subparagraph D(8), and a check or cash in respect of any fractional shares of Common Stock issuable upon such conversion, as provided in subparagraph D(8)(c) hereof. In the event that less than all the shares of Series A Preferred Stock represented by a certificate are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the Holder of the shares of Series A Preferred Stock so surrendered, without charge to such Holder, a new certificate or certificates representing a number of shares of Series A Preferred Stock equal to the unconverted portion of the surrendered certificate.

             (iii) Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates evidencing shares of Series A Preferred Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares shall have been received by the Corporation, as described above. Any Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Conversion Date; provided, however, that surrender of the certificate or certificates evidencing shares of Series A Preferred Stock on any date when the stock transfer books of the Corporation shall be closed shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered.

             (iv) Except as otherwise provided in this subparagraph D(8), no payment or adjustment will be made for dividends or other distributions with a record date prior to the Conversion Date with respect to any shares of Common Stock issuable upon conversion of this note as provided herein.

          (c) CASH PAYMENTS IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of shares of Series A Preferred Stock. If any fractional share of Common Stock would, but for this subparagraph D(8)(c), be issuable upon the conversion of any shares of Series A Preferred Stock, the Corporation shall promptly after the Conversion Date make a payment therefor in cash equal to the Fair Market Value of such fractional share of Common Stock on the first Business Day immediately preceding the Conversion Date.

          (d) ADJUSTMENT OF CONVERSION PRICE. The Conversion Price shall be adjusted from time to time by the Corporation as follows:

             (i) if the Corporation shall at any time (whether or not any shares of Series A Preferred Stock are then outstanding):

               (A) declare a dividend or distribution on the Common Stock payable in shares of Common Stock not otherwise payable to a Holder of such shares as a dividend pursuant to section 4 hereof,

               (B) subdivide or reclassify outstanding shares of Common Stock into a greater number of shares,

               (C) combine shares of outstanding Common Stock into a smaller number of shares,

               (D) declare a dividend or distribution on the Common Stock in shares of any series of its Capital Stock other than Common Stock, or

               (E) issue by reclassification of any shares of its outstanding Common Stock, shares of any series of its Capital Stock or any obligation of the Corporation or other property,

        then the conversion privilege and the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other Capital Stock or obligation of the Corporation or other property which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Series A Preferred Stock been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph D(8)(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

             (ii) If the Corporation shall at any time (whether or not any shares of Series A Preferred Stock are then outstanding) issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) for an Effective Purchase Price per Share less than the Conversion Price in effect immediately prior to the date of such issuance, then, the Conversion Price shall be adjusted to equal the ratio of:

             (1) the sum of:

               a. the product of:

                   (1) the number of shares of Common Stock outstanding
              immediately prior to such issuance and

                   (2) the Conversion Price in effect immediately prior to such issuance and

               b. the Aggregate Consideration Receivable by the Corporation in connection with such issuance to

             (2) the sum of:

               a. the number of shares of Common Stock outstanding immediately prior to such issuance and

               b. the number of additional shares of Common Stock to be so issued (including the number of shares underlying such rights, warrants, options or convertible or exercisable securities).

             If the Corporation shall at any time (whether or not any shares of Series A Preferred Stock are then outstanding) issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) in an Excluded Transaction the Conversion Price in effect immediately prior to the date of such issuance shall not be adjusted as the result of such Excluded Transaction.

             Such adjustment shall be made successively whenever any shares, rights, warrants, options, convertible or exercisable securities or stock appreciation rights are issued at an Effective Purchase Price per Share that is less than the Conversion Price in effect on the date of such issuance. To the extent that any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights expire without having been converted or exercised, the Conversion Price then in effect shall be readjusted to the Conversion Price that then would be in effect if such rights, options, warrants, convertible or exercisable securities or stock appreciation rights had not been issued, but such readjustment shall not affect the number of shares of Common Stock or other shares of Capital Stock delivered upon any conversion prior to the date such readjustment is made.

             (iii) If the Corporation shall at any time (whether or not any shares of Series A Preferred Stock are then outstanding) distribute to all holders of its Common Stock any of its assets or debt securities, or rights, options, warrants or convertible or exercisable securities of the Corporation (including securities issued for cash, but excluding distributions of Capital Stock referred to in subparagraph D(8)(d)(i) hereof), then in each such case, the Conversion Price shall be adjusted to equal the Conversion Price in effect immediately prior to such distribution less an amount equal to the then fair market value (as reasonably determined by the Board of Directors, in good faith and as described in a resolution of the Board of Directors) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Such adjustment shall be made successively whenever any event listed above shall occur. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made upon the distribution to holders of Common Stock of such rights, options, warrants, convertible securities, assets or debt securities if the plan or arrangement under which such rights, options, warrants, convertible securities, assets or debt securities are issued provides for their issuance to Holders of shares of Series A Preferred Stock in the same pro rata amounts upon conversion thereof.

             (iv) In any case in which this subparagraph D(8)(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event:

               (A) issuing to the Holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment, and

               (B) paying to such Holder any amount in cash in lieu of any fractional share of Common Stock pursuant to subparagraph D(8)(c).

             (v) For purposes of any computations of Aggregate Consideration Receivable or other consideration pursuant to this subparagraph D(8)(d), the following shall apply:

               (A) in the case of the issuance of shares of Capital Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith; and

               (B) in the case of the issuance of shares of Capital Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.

             (vi) If after an adjustment a Holder of shares of Series A Preferred Stock may, upon conversion of such security, receive shares of two or more classes of Capital Stock of the Corporation, the Corporation shall determine on a fair basis the allocation of the adjusted Conversion Price between the classes of Capital Stock. After such allocation, the conversion privilege and the Conversion Price of each class of Capital Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this subparagraph D(8).

             (vii) In no event shall an adjustment pursuant to this subparagraph D(8)(d) reduce the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock.

             (viii) No adjustment in the Conversion Price for the Series A Preferred Stock shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price then in effect.

          (e) EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Unless the Series A Preferred Stock shall have been converted on or prior to the effective date of any of the events referred to in clauses (i), (ii) and
     (iii) of this subparagraph D(8)(e), if there shall occur:

             (i) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

             (ii) any consolidation or merger of the Corporation with another Person shall be effected as a result of which holders of Common Stock issuable upon conversion of shares of Series A Preferred Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or

             (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person,

     each share of Series A Preferred Stock then outstanding shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this subparagraph D(8).

     If this subparagraph D(8)(e) applies with respect to a transaction, subparagraph D(8)(d) hereof shall not apply with respect to that transaction. The above provisions of this subparagraph D(8)(e) shall similarly apply to successive reclassifications, consolidations, mergers and sales.

          (f) TAXES ON SHARES ISSUED. The issuance of stock certificates upon conversion of shares of Series A Preferred Stock shall be made without charge to the converting Holder for any tax in respect of the issuance thereof.

          (g) RESERVATION OF SHARES; SHARES TO BE FULLY PAID; COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. The Corporation shall reserve, free from preemptive rights, out of its authorized but unissued shares, or out of shares held in its treasury, sufficient shares of Common Stock to provide for the conversion of all shares of Series A Preferred Stock from time to time outstanding. The Corporation covenants that all shares of Common Stock that may be issued upon conversion of shares of Series A Preferred Stock will upon issuance be fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

          (h) NOTICE TO HOLDERS PRIOR TO CERTAIN ACTIONS.

          (i) If:

               (A) the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to subparagraph D(8)(d)(i), (ii) or (iii) hereof;

               (B) any event described in subparagraph D(8)(e) hereof shall occur;

               (C) the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation shall occur; or

               (D) the Corporation intends to issue a new class or series of Parity Stock without the vote of the Holders of Series A Preferred Stock as provided in the proviso of subparagraph D(7)(a)(ii) hereof;

     the Corporation shall cause notice of such proposed action or event to be mailed to each Holder of record of Series A Preferred Stock at its address appearing on the stock transfer books of the Corporation, as promptly as possible but in any event no later than the later of (x) the date 15 days prior to the record date for such proposed action or the effective date of such event or (y) the date on which the Corporation first publicly announces such proposed action or event.

             In any event, such notice shall specify:

             a) the date on which a record is to be taken for the purpose of such action, or, if a record is not to be taken, the date as of which the holders of record of Common Stock are to be determined, or

             b) the date on which such proposed event is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event.

     (9) TRANSFERS; REPLACEMENT OF CERTIFICATES.

          (a) TRANSFERS. Subject to any restrictions on transfer under applicable securities or other laws and those set forth in Article IV, shares of Series A Preferred Stock may be transferred on the books of the Corporation by the surrender to the Corporation of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with transfer stamps (if necessary) affixed, and such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.

          (b) REPLACEMENT OF CERTIFICATES. If a mutilated certificate representing shares of Series A Preferred Stock is surrendered to the Corporation, or if a holder of such certificate claims such certificate has been lost, destroyed or willfully taken and provides an indemnity bond or agreement or other security sufficient, in the reasonable judgment of the Corporation, to protect the Corporation and any of its officers, directors, employees or representatives from any loss that any of them may suffer if such certificate is replaced (an "Indemnity"), then the Corporation shall issue a replacement certificate of like tenor and dated the date to which interest has been paid on the mutilated, lost, destroyed or taken certificate.

     (10) Series A Preferred Stock will not be subject to any sinking fund or monetary redemption except as provided in Article IV(B)(6).

     (11) REACQUIRED SHARES. Any shares of Series A Preferred Stock which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares shall upon their cancellation be reissued.

                                   ARTICLE V

                                  COMPROMISES

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourth in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE VI

                              REMOVAL OF DIRECTORS

     Any director may be removed from office only for cause and only by the affirmative vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote in the election of directors voting together as a group. For purposes of this Article VI, "cause" shall mean the willful and continuous failure of a director to perform such director's duties for the Corporation (other than any such failure resulting from temporary incapacity due to physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.

                                  ARTICLE VII

                             INDEPENDENT DIRECTORS

     At all times following the effective date of the Merger (as defined in Article IV), at least a majority of the members of the Board of Directors shall, except during the period of a vacancy or vacancies therein, be Independent Directors. An "Independent Director" shall mean a person who is not employed by the Corporation or any subsidiary of the Corporation.

                                  ARTICLE VIII

                            DETERMINATIONS BY BOARD

     The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; and any matters relating to the acquisition, holding and disposition of any assets by the Corporation.

                                   ARTICLE IX

                                INDEMNIFICATION

     The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation, or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

                                   ARTICLE X

                                   LIABILITY

     The personal liability of the directors and officers to the Corporation or its stockholders for monetary damages is hereby limited to the fullest extent permitted by Maryland law in effect from time to time. No amendment of this charter or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provisions with respect to any act or omission that occurred prior to such amendment or repeal.

                                   ARTICLE XI

                              VOTING REQUIREMENTS

     Except as specifically provided in this charter, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or authorized by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

                                  ARTICLE XII

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter or repeal any provision contained in this charter in any manner permitted by Maryland law, including any amendment changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise, upon the vote of the holders of a majority of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class; provided that any amendment to this Article XII or to subparagraphs A(4) and A(5) and paragraphs B and C of Article IV must be adopted by the vote of the holders of two-thirds of the shares of capital stock of the Corporation outstanding and entitled to vote thereon voting together as a single class. All rights conferred upon stockholders herein are subject to this reservation.

                                  ARTICLE XIII

                                    GENERAL

     In the event any provision (or portion thereof) of this charter shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this charter shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this charter remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.

                                                                      APPENDIX C

                          AMENDED AND RESTATED BYLAWS
                                       OF
                             FAC REALTY TRUST, INC.

     (SET FORTH BELOW ARE THE MARYLAND COMPANY'S BYLAWS AS OF THE EFFECTIVE
                          TIME OF THE REINCORPORATION)

                                   ARTICLE I

                                  STOCKHOLDERS

SECTION 1. MEETINGS OF STOCKHOLDERS.

     (A) ANNUAL MEETING. The annual meeting of the stockholders of the Corporation for the election of directors and the receiving of reports shall be held at such date and time as shall be determined by the Board of Directors. Upon due notice, there may also be considered and acted upon at an annual meeting any matter that could properly be considered and acted upon at a special meeting.

     (B) SPECIAL MEETINGS.

          (1) Special meetings of the stockholders of the Corporation for any purpose may be held on any day when called at any time by the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at such a meeting, the Board of Directors, the Chairman of the Board, the President or by a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors, include the power to call such meetings, but special meetings may not be called by any other person or persons.

          (2) In order that the Corporation may determine the stockholders entitled to request a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a request (the "Request Record Date"). The Request Record Date shall not precede the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors and shall not be more than 10 days after the date upon which the resolution fixing the Request Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary of the Corporation by certified or registered mail, return receipt requested, request the Board of Directors to fix a Request Record Date. The Board of Directors shall within 10 days after the date on which a valid request to fix a Request Record Date is received, adopt a resolution fixing the Request Record Date and shall make a public announcement of such Request Record Date, the Request Record Date shall be the 10th day after the first date on which a valid written request to set a Request Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information relating to such stockholder that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder.

          (3) In order for a stockholder or stockholders to request a special meeting, a written request or requests for a special meeting by the holders of record as of the Request Record Date of at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such a meeting must be delivered to the Corporation. To be valid, each written request by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Request Record Date received by the Corporation pursuant to paragraph (2) of this Section 1(b)), shall be signed by one or more persons who as of the Request Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth the name and address, as they appear in the Corporation's books, of each stockholder signing such request and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by certified or registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date.

          (4) The Corporation shall not be required to call a special meeting upon stockholder request unless, in addition to the documents required by paragraph (3) of this Section 1(b), the Secretary receives a written agreement signed by each Soliciting Stockholder (as defined below), pursuant to which each Soliciting Stockholder, jointly and severally, agrees to pay the Corporation's costs of holding the special meeting, including the costs of preparing and mailing proxy materials for the Corporation's own solicitation, provided that if each of the resolutions introduced by any Soliciting Stockholder at such meeting is adopted, and each of the individuals nominated by or on behalf of any Soliciting Stockholder for election as a director at such meeting is elected, then the Soliciting Stockholders shall not be required to pay such costs. For purposes of this paragraph (4), the following terms shall have the meanings set forth below:

          (i) "Affiliate" of any Person (as defined herein) shall mean any Person controlling, controlled by or under common control with such first Person.

          (ii) "Participant" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

          (iii) "Person" shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (iv) "Proxy" shall have the meaning assigned to such term in Rule 14a-1 promulgated under the Exchange Act.

          (v) "Solicitation" shall have the meaning assigned to such term in Rule 14a-11 promulgated under the Exchange Act.

          (vi) "Soliciting Stockholder" shall mean, with respect to any special meeting requested by a stockholder or stockholders, any of the following
     Persons:

             (a) if the number of stockholders signing the request or requests of meeting delivered to the Corporation pursuant to paragraph (3) of this Section 1(b) is 10 or fewer, each stockholder signing any such request;

             (b) if the number of stockholders signing the request or requests of meeting delivered to the Corporation pursuant to paragraph (3) of this Section 1(b) is more than 10, each Person who either (I) was a Participant in any Solicitation of such request or requests or (II) at the time of the delivery to the Corporation of the documents described in paragraph (3) of this Section 1(b) had engaged or intended to engage in any Solicitation of Proxies for use at such special meeting (other than a Solicitation of Proxies on behalf of the Corporation); or

             (c) any Affiliate of a Soliciting Stockholder, if a majority of the directors then in office determine that such Affiliate should be required to sign the written notice described in paragraph (3) of this
        Section 1(b) and/or the written agreement described in this paragraph
        (4) in order to prevent the purposes of this Section 1(b) from being evaded.

          (5) Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Board of Directors, Chairman, President or committee shall have called such meeting. In the case of any special meeting called by the Chairman or the Secretary upon the request of stockholders (a "Request Special Meeting"), such meeting shall be held at such hour and day as may by designated by the Board of Directors; provided, however, that the date of any Request Special Meeting shall be not more than 60 days after the Meeting Record Date (as defined in Section 2(c)); and provided further that in the event that the directors then in office fail to designate an hour and date for a Request Special Meeting within 10 days after the date that valid written requests for such meeting by the holders of record as of the Request Record Date of at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting are delivered to the Corporation (the "Delivery Date"), then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Board of Directors, Chairman, President or committee may consider such factors as they deem relevant within the good faith exercise of their business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any request of such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

          (6) The Corporation may engage regionally or nationally recognized independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written request or requests for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported request shall be deemed to have been delivered to the Corporation until the earlier of (i) five Business Days following receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five-Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          (7) For purposes of these by-laws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of North Carolina are authorized or obligated by law or executive order to close.

     (C) PLACE OF MEETINGS. Any meeting of the stockholders may be held at such place within or without the State of Maryland as may be determined by the Board of Directors and stated in the notice of said meeting, provided that if the Board of Directors does not designate a location, such meeting shall be held at the executive office of the Corporation in Cary, North Carolina.

     (D) NOTICE OF MEETING AND WAIVER OF NOTICE.

          (1) NOTICE. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than 10 nor more than 90 days before the date of the meeting. Every notice of a special meeting shall state the purpose or purposes thereof. Such notice shall be given in writing to each stockholder entitled thereto by mail, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice shall be deemed to have been given at the time when it was deposited in the mail.

          (2) RECORD HOLDER OF SHARES. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claims to or interests in such share or shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

          (3) WAIVER. Whenever any written notice is required to be given under the provisions of the Articles of Incorporation, these Bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting of the stockholders need be specified in any written waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     (E) QUORUM, MANNER OF ACTING AND ADJOURNMENT. The holders of record of shares entitled to cast a majority of the votes entitled to vote at any meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business thereat, except as otherwise provided by statute, by the Articles of Incorporation, or by these Bylaws. Whether or not a quorum is present, the holders of shares entitled to cast a majority of the votes present in person or represented by proxy at the meeting shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. When a quorum is present at any meeting, the vote of a majority of the votes entitled to be cast by the holders of all issued and outstanding shares present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the applicable statute or the Articles of Incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern. Except upon those questions governed by the aforesaid express provisions, the stockholders present in person or by proxy at a meeting at which a quorum is at any time present or represented shall have the power to continue to do business until adjournment, notwithstanding a subsequent reduction in the number of shares present or represented to leave less than would constitute a quorum.

     (F) ORGANIZATION OF MEETINGS.

          (1) PRESIDING OFFICER. Any "executive officer" of the Corporation, as that term is defined in section 3(f) of Article III of these Bylaws, may call meetings of the stockholders to order and act as chairman thereof.

          (2) MINUTES. The Secretary of the Corporation, or, in his absence or by his designation, an Assistant Secretary, or, in the absence of both, a person appointed by the chairman of the meeting, which person need not be an officer of the Corporation, shall act as secretary of the meeting and shall make and keep a record of the proceedings thereat.

          (3) STOCKHOLDERS' LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

          (4) VOTING PROCEDURES AND INSPECTORS OF ELECTIONS.

             (A) The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act at such meeting. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

             (B) The inspectors shall (i) determine those stockholders entitled to vote at the meeting, (ii) ascertain the number of shares outstanding and the voting power of each, (iii) determine the shares represented at a meeting and the validity of proxies and ballots, (iv) count all votes and ballots, (v) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (vi) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

             (C) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless judicially determined otherwise upon application by a stockholder.

             (D) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots and the regular books and records of the Corporation, except that the inspector may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to clause (B) (vi) of this subsection 1(f) (4) shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

             (E) The provisions of subsections 1(f)(4)(A) through (D) of this
        Article I shall not apply at any time that the Corporation does not have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system, or (iii) held of record by more than 2,000 stockholders.

          (5) ORDER OF BUSINESS. Unless otherwise determined by the Board of Directors prior to the meeting, the chairman of any meeting of stockholders shall determine the order of business and shall have the authority in his discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting of stockholders, whether any stockholder or his proxy may be excluded from any stockholders' meeting based upon any determination by the chairman of the meeting, in his sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.

     (G) VOTING. Except as otherwise provided by statute or the Articles of Incorporation, every stockholder entitled to vote shall be entitled to cast the vote per share to which such share is entitled, in person or by proxy, on each proposal submitted to the meeting for each share held of record by him on the record date for the determination of the stockholders entitled to vote at the meeting. At any meeting at which a quorum is present, all questions and business that may come before the meeting shall be determined by a majority of votes cast, except when a greater proportion is required by law, the Articles of Incorporation, or these Bylaws.

     (H) PROXIES. A person who is entitled to attend a meeting of stockholders, to vote thereat, and execute consents, waivers and releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases and exercise any of his rights by proxy or proxies appointed by a legally sufficient writing signed by such person, or by his duly authorized attorney, as provided by the laws of the State of Maryland.

SECTION 2. DETERMINATION OF STOCKHOLDERS OF RECORD.

     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 or less than 10 days before the date of such meeting, or more than 60 days prior to any other action. If no record date is fixed:

     (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day next preceding the day on which notice is given.

     (b) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Notwithstanding anything to the contrary in these Bylaws, in the case of any Request Special Meeting, (i) the record date for such meeting (the "Meeting Record Date") shall be no later than the 30th day after the Delivery Date and
(ii) if the Board of Directors fails to fix the Meeting Record Date within 30 days after the Delivery Date, then the close of business on such 30th day shall be the Meeting Record Date.

                                   ARTICLE II

                                   DIRECTORS

SECTION 1. GENERAL POWERS.

     The business and affairs, power and authority of the Corporation shall be exercised, conducted and controlled by the Board of Directors, except where the law, the Articles of Incorporation, or these Bylaws require any power or action to be authorized or taken by the stockholders. In addition to the powers and authorities expressly conferred by these Bylaws, the Board of Directors may do all such lawful things and acts as are not by statute, the Articles of Incorporation or these Bylaws directed or required to be done by the stockholders.

SECTION 2. NUMBER, NOMINATION AND ELECTION OF DIRECTORS.

     (A) NUMBER. The Board of Directors from time to time shall consist of not less than the minimum required by the Maryland General Corporation Law nor more than fifteen members. The Board of Directors may increase or decrease the number of the members of the Board of Directors within the limitations set forth above. No reduction in the number of directors shall of itself have the effect of shortening the term of any incumbent director.

     (B) ELECTION. The directors shall be elected at the annual meeting of stockholders, or if not so elected, at a special meeting of stockholders called for that purpose. At any meeting of stockholders at which directors are to be elected (an

"Election Meeting"), only persons nominated as candidates shall be eligible for election, and the candidates receiving the greatest number of votes entitled to be cast shall be elected.

     (C) NOMINATIONS.

          (1) QUALIFICATION. Directors of the Corporation need not be stockholders or residents of Maryland. No person shall be appointed or elected a director of the Corporation unless:

             (A) such person is elected to fill a vacancy in the Board of Directors pursuant to Section 3(c) of this Article II; or

             (B) such person is nominated for election as a director of the Corporation in accordance with this section.

          (2) ELIGIBILITY TO MAKE NOMINATIONS. Nominations of candidates for election as directors at any Election Meeting may be made by the Board of Directors or a committee thereof.

          (3) PROCEDURE FOR NOMINATIONS. Nominations shall be made not fewer than 30 days prior to the date of an Election Meeting. At the request of the Secretary or, in his absence, an Assistant Secretary, each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission (the "Commission") to be included in the Corporation's proxy statement soliciting proxies for the election of such nominee as a director.

          (4) SUBSTITUTION OF NOMINEES. In the event that a person is validly designated as a nominee in accordance with these Bylaws and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or a committee thereof may designate a substitute nominee upon delivery, not fewer than five days prior to the date of an Election Meeting, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to these Bylaws had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

          (5) COMPLIANCE WITH PROCEDURES. If the chairman of the Election Meeting determines that a nomination of any candidate for election as a director was not made in accordance with the applicable provisions of these Bylaws, he shall so declare to the meeting and such nomination shall be void.

     (D) CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman, if any is elected, shall, subject to the to the provisions of these Bylaws, preside at all meetings of the stockholders, of the Board of Directors and of the Executive Committee.

SECTION 3. TERM OF OFFICE OF DIRECTORS.

     (A) TERM. Each director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

     (B) RESIGNATION. Any director of the Corporation may resign at any time by giving written notice to the Chairman or to the President or the Secretary of the Corporation. A resignation from the Board of Directors shall be deemed to take effect immediately or at such other time as the director may specify.

     (C) VACANCY. If there shall be any vacancy in the Board of Directors for any reason, including, but not limited to, death, resignation or as provided by law, the Articles of Incorporation or these Bylaws (including any increase in the authorized number of directors), the remaining directors shall constitute the Board of Directors until such vacancy is filled. The remaining directors may fill any vacancy in the Board of Directors for the unexpired term.

SECTION 4. MEETINGS OF DIRECTORS.

     (A) MEETINGS. Meetings of the Board of Directors may be held at any time upon call by the Chairman or by the President or by any two directors. Unless otherwise indicated in the notice thereof, any business may be transacted at any such meeting.

     (B) PLACE OF MEETING. Any meeting of directors may be held at such place within or without the State of Maryland as may be designated in the notice of such meeting.

     (C) NOTICE OF MEETING AND WAIVER OF NOTICE. No notice of regular meetings of the Board of Directors need be given. Special meetings of the Board of Directors may be called by the Chairman, or by the President on notice to each director, given either in person or by mail, telephone, telegram, telex or similar medium of communication; special meetings shall be called on like notice by the Chairman, the President or the Secretary, on the written request of two directors. At least 24 hours notice of special meetings shall be given to each director.

SECTION 5. QUORUM AND VOTING.

     Except as otherwise provided in the Articles of Incorporation, at any meeting of directors, not less than one-half (1/2) of the directors then in office (or, in the event that the directors then in office are an uneven number, the nearest full number of directors less than one-half (1/2) of such number) is necessary to constitute a quorum for such meeting, except that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, be adjourned from time to time. At any meeting at which a quorum is present, all acts, questions and business which may come before the meeting shall be determined by a majority of votes cast by the directors present at such meeting, unless the vote of a greater number is required by statute, the Articles of Incorporation or these Bylaws.

SECTION 6. ACTION OF BOARD OF DIRECTORS WITHOUT A MEETING.

     Any action that may be authorized or taken at a meeting of the Board of Directors may be authorized or taken without a meeting if approved and authorized by a writing or writings, signed by all of the directors, which are filed with the minutes of proceedings of the Board of Directors.

SECTION 7. COMPENSATION.

     The Board of Directors is authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the Board of Directors, the Executive or Audit Committee, or other committees appointed by the Board of Directors, or any combination of salary and attendance fee. In addition, directors may be reimbursed for any expenses incurred by them in traveling to and from such meetings.

SECTION 8. COMMITTEES.

     (A) APPOINTMENT. The Board of Directors, by resolution passed by a majority of the whole Board of Directors, may, from time to time, appoint one or more of its members to act as a committee of the Board of Directors. A committee shall have and exercise the powers of the Board of Directors in the direction of the management of the business and affairs of the Corporation to the extent provided in the resolution appointing such committee. Each committee shall have such name as may be determined by the Board of Directors. A committee shall keep minutes of its proceedings and shall report its proceedings to the Board of Directors when required or when requested by a director to do so. Each such committee and each member thereof shall serve at the pleasure of the Board of Directors. Vacancies occurring in any such committee may be filled by the Board of Directors.

     (B) EXECUTIVE COMMITTEE. In particular, the Board of Directors may create from its membership an Executive Committee, the members of which shall hold office during the pleasure of the Board of Directors, and may be removed at any time, with or without cause, by action thereof. During the intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers and authority of the Board of Directors in the management and control of the business and affairs of the Corporation to the extent permitted by law. All action taken by the Executive Committee shall be reported to the Board of Directors. Each of the Chairman and the President shall be a member of the Executive Committee, unless such person is not a director or shall decline in writing.

     (C) COMMITTEE ACTION. Unless otherwise provided by the Board of Directors, a majority of the members of any committee appointed by the Board of Directors pursuant to this section shall constitute a quorum at any meeting thereof, and the act of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee. Action may also be taken by any such committee without a meeting by a writing or writings, signed by all of its members, which is filed with the minutes of proceedings of the committee. Any such committee shall appoint one of its own number as chairman (provided that the Chairman or the President, if the Chairman declines or is not a member of the Executive Committee, shall be the chairman of any Executive Committee), who shall preside at all meetings and may appoint a Secretary (who need not be a member of the committee) who shall hold office during the pleasure of such committee. Meetings of any such committee may be held without notice of the time, place or purposes thereof and may be held at such times and places within or without the State of Maryland, as the committee may from time to time determine, at the call of the chairman of the committee or any two members thereof. Any such committee may prescribe such other rules as it shall determine for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors.

SECTION 9. CONFERENCE TELEPHONE MEETINGS.

     One or more directors may participate in a meeting of the Board, or of a committee of the Board of Directors, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

                                  ARTICLE III

                                    OFFICERS

SECTION 1. GENERAL PROVISIONS.

     The Board of Directors at such time as it determines may elect such executive officers, as defined in Section 3(f) of this Article III, as the Board of Directors deems necessary. The Board of Directors may assign such additional titles to one or more of the officers as they shall deem appropriate. Any two or more executive offices may be held by the same person. Other officers may be appointed in the manner provided for in these Bylaws. The election or appointment of an officer for a given term, or a general provision in the Articles of Incorporation or in these Bylaws with respect to term of office, shall not be deemed to create any contract rights.

SECTION 2. TERM OF OFFICE, REMOVAL, AND VACANCIES.

     (A) TERM. Each officer of the Corporation shall hold office during the pleasure of the Board of Directors and until his successor is elected and qualified, unless he sooner dies or resigns or is removed.

     (B) REMOVAL. Subject to the terms of any agreement relating to the employment or service of any officer of the Corporation, the Board of Directors by a vote of two-thirds of the members present at a meeting at which a quorum is present may remove any executive officer at any time, with or without cause, and the Board of Directors by a vote of a majority of its members present at a meeting at which a quorum is present may remove any other officer at any time, with or without cause.

     (C) VACANCIES. Any vacancy in any executive office may be filled by the Board of Directors.

SECTION 3. POWERS AND DUTIES.

     (A) IN GENERAL. Subject to the specific provisions of these Bylaws, all officers, as between themselves and the Corporation, shall respectively have such authority and perform such duties as are customarily incident to their respective offices, and as may be specified from time to time by the Board of Directors, regardless of whether such authority and duties are customarily incident to such office. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate from time to time the powers or duties of such officer, or any of them, to any other officer or to any Director.

     (B) PRESIDENT. The President shall, in the absence of the Chairman or upon the determination of the Board of Directors, preside at all meetings of the stockholders. The President shall be the chief executive officer of the Corporation and shall have general supervision over its property, business and affairs, and shall perform all the duties usually incident to such office, subject to the direction of the Board of Directors. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation and, subject to the provisions of these Bylaws, shall have such other powers and duties as may be prescribed by the Board of Directors.

     (C) VICE PRESIDENTS. The Vice Presidents shall have such powers, duties and titles as may be prescribed by the Board of Directors or as may be delegated by the President.

     (D) SECRETARY. The Secretary shall attend and shall keep the minutes of all meetings of the stockholders and the Board of Directors (and perform similar duties for the committees of the Board of Directors when required). He shall keep such books as may be required by the Board of Directors, shall have charge of the seal, if any, of the Corporation and shall be permitted, subject to the provisions of these Bylaws, to give notices of stockholders' and directors' meetings required by law or by these Bylaws, or otherwise, and have such other powers and duties as may be prescribed by the Board of Directors.

     (E) TREASURER. The Treasurer shall receive and have charge of all money, bills, notes, bonds, stock in other corporations and similar property belonging to the Corporation, and shall do with the same as shall be ordered by the Board of Directors. He shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors. He shall keep accurate financial accounts and hold the same open for inspection and examination by the directors. On the expiration of his term of office, he shall turn over to his successors, or the Board of Directors, all property, books, papers and money of the Corporation in his hands, and shall possess such other powers and duties as may be prescribed by the Board of Directors.

     (F) EXECUTIVE OFFICERS. The officers referred to in subparagraphs (b), (c),
(d) and (e) of this section, and such other officers as the Board of Directors may by resolution identify as such shall be executive officers of the Corporation and may be referred to as such.

     (G) OTHER OFFICERS. The Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, if any, and any other subordinate officers shall be appointed and removed by the President or the Board of Directors at whose pleasure each shall serve and shall have such powers and duties as they may prescribe.

SECTION 4. COMPENSATION.

     The Board of Directors is authorized to determine or to provide the method of determining the compensation of all officers.

SECTION 5. BONDS.

     If required by the Board of Directors, any and every officer or agent shall give the Corporation a bond in a sum and with one or more sureties satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

                                   ARTICLE IV

                         SECURITIES HELD BY CORPORATION

SECTION 1. TRANSFER OF SECURITIES OWNED BY THE CORPORATION.

     All endorsements, assignments, transfers, share powers or other instruments of transfer of securities standing in the name of the Corporation shall be executed for and in the name of the Corporation by the President or by any Vice President, or by the Secretary or Treasurer or by any additional person or Persons as may be thereunto authorized by the Board of Directors.

SECTION 2. VOTING SECURITIES HELD BY THE CORPORATION.

     The President, any Vice President, or the Secretary or Treasurer, in person or by another person thereunto authorized by the Board of Directors, in person or by proxy or proxies appointed by him, shall have full power and authority on behalf of the Corporation to vote, act and execute consents, waivers and releases with respect to any securities issued by other corporations which the Corporation may own.

                                   ARTICLE V

                               SHARE CERTIFICATES

SECTION 1. TRANSFER AND REGISTRATION OF CERTIFICATES.

     The Board of Directors shall have authority to make such rules and regulations, not inconsistent with law, the Articles of Incorporation or these Bylaws, as it deems expedient concerning the issuance, transfer and registration of certificates for shares and the shares represented thereby.

SECTION 2. CERTIFICATES FOR SHARES.

     Each holder of shares is entitled to one or more certificates for shares of the Corporation in such form not inconsistent with law and the Articles of Incorporation as shall be approved by the Board of Directors. Each such certificate shall be signed by the President or any Vice President, and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer of the Corporation, which certificate shall certify the number and class of shares held by such stockholder in the Corporation, but no certificates for shares shall be executed or delivered until such shares are fully paid. Any or all of the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

SECTION 3. TRANSFER AGENTS, REGISTRARS AND DIVIDEND DISBURSING AGENTS.

     The Board of Directors may from time to time by resolution appoint one or more incorporated transfer agents and registrars (which may or may not be the same corporation) for the shares of the Corporation, and the Board of Directors from time to time by resolutions may appoint a dividend disbursing agent to disburse any and all dividends authorized by the Board of Directors payable upon the shares of the Corporation.

SECTION 4. TRANSFERS.

     Subject to restrictions on the transfer of stock, upon surrender to the Corporation or the duly appointed transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. No transfer shall be made which would be inconsistent with the applicable provisions of the Uniform Commercial Code.

SECTION 5. LOST, STOLEN OR DESTROYED CERTIFICATES.

     The Corporation may issue a new certificate for shares in place of any certificate or certificates heretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors or any duly authorized executive officer may, in its or his discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representatives, to attest the same in such manner as it shall require and to indemnify the Corporation, its directors, officers, employees, agents and representatives, and in connection therewith to give the Corporation a bond in such sum and containing such terms as the Board of Directors or such executive officer may direct, against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

SECTION 6. PROTECTION OF THE CORPORATION.

     The Corporation may treat a fiduciary as having capacity and authority to exercise all rights of ownership in respect of shares of record in the name of the decedent holder, person, firm or corporation in conservation, receivership or bankruptcy, minor, incompetent person, or person under disability, as the case may be, for whom he is acting, or a fiduciary acting as such, and the Corporation, its transfer agent and registrar, upon presentation of evidence of appointment of such fiduciary shall be under no duty to inquire as to the powers of such fiduciary and shall not be liable to any firm, person or corporation for loss caused by any act done or omitted to be done by the Corporation or its transfer agent or registrar in reliance thereon.

                                   ARTICLE VI

  INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER AUTHORIZED REPRESENTATIVES

SECTION 1. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN THIRD-PARTY PROCEEDINGS.

     The Corporation shall indemnify any person who was or is an "authorized representative" of the Corporation (which shall mean for purposes of this Article a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, agent or trustee, of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans) and who was or is a "party" (which shall include, for purposes of this Article, the giving of testimony or similar involvement) or is threatened to be made a party to any "third-party proceeding" (which shall mean for purposes of this Article any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, from and against expenses (which shall include, for purposes of this Article, attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third-party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal third-party proceedings (which could or does lead to a criminal third-party proceeding) had no reasonable cause to believe such conduct was unlawful. The termination of any third-party proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal third-party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 2. INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES IN CORPORATE
PROCEEDINGS.

     The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any "corporate proceeding" (which shall mean, for purposes of this Article, any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation) by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

SECTION 3. MANDATORY INDEMNIFICATION OF AUTHORIZED REPRESENTATIVES.

     To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third-party or corporate proceedings or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 4. DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION.

     Any indemnification under Section 1, 2 or 3 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 1 or 2 or has been successful on the merits or otherwise as set forth in Section 3 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

     (1) by the Board of Directors by a majority of a quorum consisting of directors who were not parties to such third-party or corporate proceedings; or

     (2) if such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion; or

     (3) by the stockholders.

SECTION 5. ADVANCING EXPENSES.

     Expenses actually and reasonably incurred in defending a third-party or corporate proceeding shall be paid on behalf of an authorized representative by the Corporation in advance of the final disposition of such third-party or corporate proceeding upon receipt of an undertaking by or on behalf of the authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 6. EMPLOYEE BENEFIT PLANS.

     For purposes of this Article, the Corporation shall be deemed to have requested an authorized representative to serve an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on an authorized representative with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines"; and action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose that is not opposed to the best interests of the Corporation.

SECTION 7. SCOPE OF ARTICLE.

     The indemnification of and the advancement of expenses to authorized representatives, provided by, or granted pursuant to, this Article, shall (i) not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in other capacities, (ii) continue as to a person who has ceased to be an authorized representative, and
(iii) inure to the benefit of the heirs, personal representatives, executors, and administrators of such person.

SECTION 8. RELIANCE ON PROVISIONS.

     Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article VI.

SECTION 9. INSURANCE.

     The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of or for the Corporation, or is or was serving at the request or with the prior approval of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), against any liability asserted against him and incurred by him in any capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of these Bylaws.

                                  ARTICLE VII

                                    GENERAL

SECTION 1. CONTRACTS, CHECKS, ETC.

     All contracts, agreements, checks, drafts, notes, bonds, bills of exchange and orders for the payment of money shall be signed or endorsed by the persons whom the Board of Directors prescribes therefor.

SECTION 2. FISCAL YEAR.

     The fiscal year of the Corporation shall commence on January 1 of each year and end on December 31 of the following year, unless otherwise determined by the Board of Directors.

SECTION 3. FORM OF NOTICES.

     Whenever notice is required to be given to any director or officer or stockholder, such notice may be given either in person or by mail, telephone or telegram, facsimile transmission, telex or similar medium of communication, except as expressly provided otherwise in these Bylaws. Except as provided in
Article II, Section 4(c), if mailed, the notice will be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder, officer or director at such address as appears on the books of the Corporation. If given in person or by telephone, notice will be deemed given when communicated. If given by telegram, facsimile transmission, telex or similar medium of communication, notice will be deemed given when properly dispatched.

SECTION 4. SEAL.

     The Corporation may, but shall not be required to, have a corporate seal, which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Incorporated Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

SECTION 5. CONSISTENCY WITH ARTICLES OF INCORPORATION.

     If any provision of these Bylaws shall be inconsistent with the Corporation's Articles of Incorporation (and as it may be amended from time to time), the Articles of Incorporation (as so amended at the time) shall govern.

                                  ARTICLE VIII

                                   AMENDMENTS

     Except as otherwise provided in the Articles of Incorporation, these Bylaws may be altered, amended, or repealed or new bylaws may be adopted by the affirmative vote of the directors of the Corporation or by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote in the election of directors, voting as one class at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The registrant's officers and directors are and will be indemnified against certain liabilities in accordance with Maryland law, the Articles of Incorporation and bylaws of the registrant. The Articles of Incorporation require the registrant to indemnify its directors and officers to the fullest extent permitted from time to time by Maryland law. Maryland law permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reasons of their service in those or other capacities unless it is established that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services, or in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     Article VI of the registrant's bylaws (as will be in effect at the time of the Reincorporation) provide, under certain circumstances, for the indemnification of the registrant's present or former directors, officers, employees, agents and persons who, at the request of the registrant, are or were serving in a similar capacity for another corporation or entity. The Articles of Incorporation and bylaws also allow the Board of Directors to purchase and maintain insurance on behalf of the registrant's present or former directors, officers or persons who are or were serving at the request of the registrant as a director or officer of another corporation or entity.

ITEM 21. EXHIBITS.

    2       Agreement and Plan of Merger between the Company and the Maryland Company (included as part of Proxy
            Statement/Prospectus)
    3.1     Amended and Restated Articles of Incorporation of the Registrant as of the Effective Time of the
            Reincorporation (included as part of Proxy Statement/Prospectus)
    3.2     Amended and Restated Bylaws of Registrant as of the Effective Time of the Reincorporation (included as part of Proxy Statement/Prospectus)
    5       Opinion of Alston & Bird LLP re legality
    8       Opinion of Alston & Bird LLP re tax matters
    10.1    Amended and Restated Employment Agreement between the Company and J. Dixon Fleming, Jr. (1)
    10.2    Second Amended and Restated Employment Agreement between the Company and C. Cammack Morton (1)
    10.3    Employment Agreement between the Company and John N. Nelli (1)
    10.4    First Amendment to Employment Agreement between the Company and John N. Nelli (1)
    10.5    First Amendment to Employment Agreement between the Company and Connell L. Radcliff (1)
    10.6    Employment Agreement between the Company and Christopher G. Gavrelis (1)
    10.7    Severance Agreement between the Company and David A. Hodson (1)
    10.8    Severance Agreement between the Company and John M. Sloccum (1)
    10.9    Severance Agreement between the Company and R. Kenneth Langston (1)
    10.10   Factory Stores of America, Inc. Amended and Restated 1993 Employee Stock Option Plan (1)
    10.11   1995 Directors' Stock Award Plan (1)
    10.12   Factory Stores of America, Inc. 1996 Restricted Stock Plan (1)
    10.13   Restricted Stock Agreement between the Company and J. Dixon Fleming, Jr. (1)
    10.14   Restricted Stock Agreement between the Company and C. Cammack Morton (1)
    10.15   Restricted Stock Agreement between the Company and John N. Nelli (1)
    10.16   Employment Agreement between the Company and Patrick M. Miniutti (1)
    10.17   Employment Agreement between the Company and Michaela M. Twomey (1)
    10.18   Restricted Stock Agreement between the Company and Patrick M. Miniuitti (1)
    10.19   Restricted Stock Agreement between the Company and Michaela M. Twomey (1)
    10.20   Incentive Stock Option Agreement between the Company and Patrick M. Miniutti (1)
    10.21   Nonqualified Stock Option Agreement between the Company and Patrick M. Miniutti (1)
    10.22   Incentive Stock Option Agreement between the Company and Michaela M. Twomey (1)
    10.23   Indenture by and between FCA Finance, Inc., as issuer, Bank One, Columbus, National Association, as trustee, and Fleet Management and Recovery Corporation, as master servicer (1)
    10.24   Master Servicing Agreement by and between FSA Finance, Inc., as issuer, Bank One, Columbus, National
            Association, as trustee, and Fleet Management and Recovery Corporation, as master servicer (2)
    10.25   Specimen copies of the various types of Class A, B, C and R Notes (2)
    10.26   Mortgage Note given by FSA Properties, Inc., as maker, in favor of The Travelers Insurance Company, as payee (2)

    10.27   Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases
            and Rents by and between FSA Properties, Inc., as mortgagor, and The Travelers Insurance Company, as mortgagee (2)
    10.28   Cap Note given by FSA Properties, Inc., as maker, in favor of The Travelers Insurance Company, as payee
            (2)
    10.29   Mortgage Loan Purchase Agreement by and between The Travelers Insurance Company, as seller, and FSA
            Finance, Inc., as purchaser (2)
    10.30   Note Purchase Agreement by and among the Company, Blackacre Bridge Capital, L.L.C. ("Blackacre") and
            Gildea Management Company ("Gildea"), dated as of April 2, 1996 (3)
    10.31   Amendment No. 1 to Note Purchase Agreement by and among the Company, Blackacre and Gildea, dated as of
            April 12, 1996 (1)
    10.32   Amendment No. 2 to Note Purchase Agreement by and among the Company, Blackacre and Gildea, dated as of
            November 12, 1996 (1)
    10.33   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Network Funds III,
            Ltd. (1)
    10.34   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and John W. Gildea (1)
    10.35   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Blackacre Capital
            Group, LLP (1)
    10.36   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Blackacre Holdings,
            LLC (1)
    10.37   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and National Union Fire
            Insurance Company of Pittsburgh (1)
    10.38   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Network Funds III,
            Ltd. (1)
    10.39   Warrant Agreement between the Company and Blackacre (1)
    10.40   Warrant Agreement between the Company and Blackacre (1)
    10.41   Warrant Agreement between the Company and National Union Fire Insurance Company of Pittsburgh (1)
    10.42   Warrant Agreement between the Company and Network Fund III, Ltd. (1)
    10.43   Line of Credit Agreement between FAC Realty, Inc., and Nomura Asset Capital Corporation, dated February
            19, 1997 (4)
    10.44   Form of Partnership Agreement of the Operating Partnership
    23      Consent of Ernst & Young LLP

---------------

(1) Incorporated herein by reference to the Company's Form 10-K, as amended, for the year ended December 31, 1996.

(2) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on May 31, 1995.

(3) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on July 10, 1996.

(4) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on March 10, 1997.

ITEM 22. UNDERTAKINGS.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person other registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to respond to request for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cary, State of North Carolina on the 3rd day of November, 1997.

                                         By: /s/     C. CAMMACK MORTON
                                            ---------------------------------
                                                     C. CAMMACK MORTON
                                           CHIEF EXECUTIVE OFFICER AND PRESIDENT

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                            TITLE                             DATE
------------------------------------------------------  --------------------------------------------   -----------------

             /s/  C. CAMMACK MORTON                   President, chief executive officer and         November 3, 1997
            ----------------------------                  director
                  C. CAMMACK MORTON

            /s/  PATRICK M. MINIUTTI                  Executive vice president, chief financial      November 3, 1997
            ----------------------------                  officer (principal accounting officer) and
                 PATRICK M. MINIUTTI                      director


                                  EXHIBIT LIST

    2       Agreement and Plan of Merger between the Company and the Maryland Company (included as part of Proxy
            Statement/Prospectus)
    3.1     Amended and Restated Articles of Incorporation of the Registrant as of the Effective Time of the
            Reincorporation (included as part of Proxy Statement/Prospectus)
    3.2     Amended and Restated Bylaws of Registrant as of the Effective Time of the Reincorporation (included as part of Proxy Statement/Prospectus)
    5       Opinion of Alston & Bird LLP re legality
    8       Opinion of Alston & Bird LLP re tax matters
    10.1    Amended and Restated Employment Agreement between the Company and J. Dixon Fleming, Jr. (1)
    10.2    Second Amended and Restated Employment Agreement between the Company and C. Cammack Morton (1)
    10.3    Employment Agreement between the Company and John N. Nelli (1)
    10.4    First Amendment to Employment Agreement between the Company and John N. Nelli (1)
    10.5    First Amendment to Employment Agreement between the Company and Connell L. Radcliff (1)
    10.6    Employment Agreement between the Company and Christopher G. Gavrelis (1)
    10.7    Severance Agreement between the Company and David A. Hodson (1)
    10.8    Severance Agreement between the Company and John M. Sloccum (1)
    10.9    Severance Agreement between the Company and R. Kenneth Langston (1)
    10.10   Factory Stores of America, Inc. Amended and Restated 1993 Employee Stock Option Plan (1)
    10.11   1995 Directors' Stock Award Plan (1)
    10.12   Factory Stores of America, Inc. 1996 Restricted Stock Plan (1)
    10.13   Restricted Stock Agreement between the Company and J. Dixon Fleming, Jr. (1)
    10.14   Restricted Stock Agreement between the Company and C. Cammack Morton (1)
    10.15   Restricted Stock Agreement between the Company and John N. Nelli (1)
    10.16   Employment Agreement between the Company and Patrick M. Miniutti (1)
    10.17   Employment Agreement between the Company and Michaela M. Twomey (1)
    10.18   Restricted Stock Agreement between the Company and Patrick M. Miniutti (1)
    10.19   Restricted Stock Agreement between the Company and Michaela M. Twomey (1)
    10.20   Incentive Stock Option Agreement between the Company and Patrick M. Miniutti (1)
    10.21   Nonqualified Stock Option Agreement between the Company and Patrick M. Miniutti (1)
    10.22   Incentive Stock Option Agreement between the Company and Michaela M. Twomey (1)
    10.23   Indenture by and between FCA Finance, Inc., as issuer, Bank One, Columbus, National Association, as trustee, and Fleet Management and Recovery Corporation, as master servicer (1)
    10.24   Master Servicing Agreement by and between FSA Finance, Inc., as issuer, Bank One, Columbus, National
            Association, as trustee, and Fleet Management and Recovery Corporation, as master servicer (2)
    10.25   Specimen copies of the various types of Class A, B, C and R Notes (2)
    10.26   Mortgage Note given by FSA Properties, Inc., as maker, in favor of The Travelers Insurance Company, as payee (2)
    10.27   Deed of Trust, Mortgage, Security Agreement, Fixture Filing, Financing Statement and Assignment of Leases
            and Rents by and between FSA Properties, Inc., as mortgagor, and The Travelers Insurance Company, as mortgagee (2)
    10.28   Cap Note given by FSA Properties, Inc., as maker, in favor of The Travelers Insurance Company, as payee
            (2)
    10.29   Mortgage Loan Purchase Agreement by and between The Travelers Insurance Company, as seller, and FSA
            Finance, Inc., as purchaser (2)
    10.30   Note Purchase Agreement by and among the Company, Blackacre Bridge Capital, L.L.C. ("Blackacre") and
            Gildea Management Company ("Gildea"), dated as of April 2, 1996 (3)
    10.31   Amendment No. 1 to Note Purchase Agreement by and among the Company, Blackacre and Gildea, dated as of
            April 12, 1996 (1)
    10.32   Amendment No. 2 to Note Purchase Agreement by and among the Company, Blackacre and Gildea, dated as of
            November 12, 1996 (1)
    10.33   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Network Funds III,
            Ltd. (1)
    10.34   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and John W. Gildea (1)
    10.35   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Blackacre Capital
            Group, LLP (1)
    10.36   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Blackacre Holdings,
            LLC (1)
    10.37   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and National Union Fire
            Insurance Company of Pittsburgh (1)
    10.38   Addendum to Note Purchase Agreement by and among the Company, Blackacre, Gildea and Network Funds III,
            Ltd. (1)

    10.39   Warrant Agreement between the Company and Blackacre (1)
    10.40   Warrant Agreement between the Company and Blackacre (1)
    10.41   Warrant Agreement between the Company and National Union Fire Insurance Company of Pittsburgh (1)
    10.42   Warrant Agreement between the Company and Network Fund III, Ltd. (1)
    10.43   Line of Credit Agreement between FAC Realty, Inc., and Nomura Asset Capital Corporation, dated February
            19, 1997 (4)
    10.44   Form of Partnership Agreement of the Operating Partnership
    23      Consent of Ernst & Young LLP

---------------

(1) Incorporated herein by reference to the Company's Form 10-K, as amended, for the year ended December 31, 1996.

(2) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on May 31, 1995.

(3) Incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on July 10, 1996.

(4) Incorporated herein by reference to the Company's current report on Form 8-K filed with the Commission on March 10, 1997.

****************************************************************************
                               APPENDIX
****************************************************************************

                                FAC REALTY, INC.
P R O X Y

             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 15, 1997

    The undersigned hereby (a) acknowledges receipt of the Notice of Special Meeting of Stockholders of FAC Realty, Inc. (the "Company") to be held on December 15, 1997, and the Proxy Statement/Prospectus in connection therewith;
(b) appoints C. Cammack Morton as Proxy (the "Proxy") with the power to appoint a substitute; and (c) authorizes the Proxy to represent and vote, as designated below, all the shares of Common Stock of the Company, held of record by the undersigned on October 31, 1997, at such Special Meeting and at any adjournment(s) thereof.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

     1. APPROVAL OF THE REINCORPORATION

        [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

    2. OTHER BUSINESS: In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any ajournments thereof.

[ ] FOR                              [ ] WITHHOLD AUTHORITY

                          (continued on reverse side)

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted "FOR" proposal one and "FOR" proposal two.
Dated:_____________________

                                          --------------------------------------
                                          Signature

                                          (Please sign exactly as your name
                                          appears hereon. When signing on behalf
                                          of a corporation, partnership, estate,
                                          trust or in any other representative
                                          capacity, please sign your name and
                                          title. For joint accounts, each joint
                                          owner must sign.

                                          Please mark, date and sign this proxy
                                          and return it promptly in the enclosed
                                          envelope so as to ensure a quorum at
                                          the meeting. This is important whether
                                          you own few or many shares. Delay in
                                          returning your proxy may subject the
                                          Company to additional expense.